Exhibit 10.1

EXECUTION VERSION

Dated 5 March 2013

CARFIN FINANCE INTERNATIONAL LIMITED

(as Issuer)

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

(as Transaction Agent)

and

THE INITIAL SENIOR NOTEHOLDERS LISTED HEREIN

and

DEUTSCHE TRUSTEE COMPANY LIMITED

(as Issuer Security Trustee)

and

DEUTSCHE BANK AG, LONDON BRANCH

(as Issuer Cash Manager)

and

DEUTSCHE BANK LUXEMBOURG S.A.

(as Registrar)

ISSUER NOTE ISSUANCE FACILITY AGREEMENT

Ref: L-197533

Linklaters LLP

Table of Contents

Contents		Page

1	Definitions, Construction	1

2	Form, Denomination, Title and Register of Senior Notes	2

3	Senior Notes Issue: Initial Funding Date	5

4	Further Senior Notes Issues	6

5	Increase in and Intra-Senior Noteholder Group Transfer of Senior Noteholder Commitments	8

6	Funding of Senior Advances	12

7	Utilisation	13

8	Interest	16

9	Repayments, Optional and Mandatory Redemption; Payments	18

10	Documentary Conditions of Senior Note Issuance and Senior Advances	22

11	Fees	22

12	Indemnities	22

13	Taxes	24

14	Nature of a Senior Noteholder’s Rights and Obligations	25

15	Representations and Warranties	25

16	Covenants	26

17	Acceleration	26

18	Costs, Expenses and Indemnification	26

19	Mitigation by the Senior Noteholders	29

20	Binding Effect	29

21	Changes to the Parties	29

22	Terms of Appointment of the Registrar; Changes in Registrar	33

23	Registrar’s Fees and Expenses	36

24	Delegation by the Issuer to the Issuer Cash Manager	37

25	Incorporation of Common Terms	37

26	Governing Law	37

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27	Jurisdiction	37

28	Service of Process	38

29	Third Parties Rights	38

Schedule 1 Initial Senior Noteholders		39

Schedule 2 Form of Senior Noteholder Commitment Letter		40

Schedule 3 Senior Note Certificate		43

Schedule 4 Mandatory Cost		44

Schedule 5 Form of Senior Noteholder Commitment Increase Request Notice and Senior Noteholder Acknowledgement		47

Schedule 6 Selling Restrictions		49

Schedule 7 Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment		50

Schedule 8 Form of the Register		52

Schedule 9 Quoted Eurobond WHT Form Interest on Quoted Eurobonds Declaration of residence outside Ireland for the purposes of Section 64(7) Taxes Consolidation Act 1997		53

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This Agreement is made on 5 March 2013 between:

(1)	CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland (the “Issuer”);

(2)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme organised and existing under the laws of France whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade registry of Nanterre under number 304187701 RCS Nanterre (the “Transaction Agent”);

(3)	DEUTSCHE BANK LUXEMBOURG S.A., a public limited liability company incorporated under the laws of Luxembourg, registered with the Register of Commerce and Companies in Luxembourg under number B 9164, whose registered office is at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg (the “Registrar”);

(4)	THE INITIAL SENIOR NOTEHOLDERS listed in Schedule 1 (Initial Senior Noteholders) (the “Initial Senior Noteholders”);

(5)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales, with registered number 00338230, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the “Issuer Security Trustee”, acting for itself and on behalf of the Issuer Secured Creditors); and

(6)	DEUTSCHE BANK AG, LONDON BRANCH, an Aktiengesellschaft incorporated under the laws of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12, 60235, Frankfurt am Main, Germany, acting through its London Branch operating in the United Kingdom under branch number BR00005, whose address is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the “Issuer Cash Manager”),

each of the above a “Party” and together the “Parties” to this Agreement.

It is hereby agreed that the Initial Senior Noteholders have agreed to subscribe from time to time for a variable funding note issued by the Issuer upon the terms and subject to the terms of this Agreement to finance, inter alia, the making of FleetCo Advances by the Issuer from time to time under the relevant FleetCo Facility Agreements.

It is agreed as follows:

1	Definitions, Construction

1.1	Definitions

Unless otherwise defined in this Agreement or the context requires otherwise, capitalised words and expressions used in this Agreement have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the “Master Definitions Agreement”) (as the same may be amended, varied or supplemented from time to time).

1.2	Construction

The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein and as if references therein to “this Agreement” were to this Agreement.

1.3	Inconsistencies with other Transaction Documents

If there is any inconsistency between the definitions given in this Agreement and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Agreement will prevail.

1.4	Obligations of Senior Noteholders

The obligations and liabilities of the Senior Noteholders under and pursuant to this Agreement are several (and not joint).

1.5	Amendments

This Agreement cannot be amended without the consent of the Parties hereto.

2	Form, Denomination, Title and Register of Senior Notes

2.1	Form and Denomination

Each Senior Note will be in fully registered form and represented by a Note Certificate in the form set out in Schedule 3 (Senior Note Certificate). Each Senior Note will have a minimum denomination of €100,000 and may be issued and redeemed in integral multiples of €1,000 in excess thereof. All Senior Notes shall be issued subject to, and with the benefit of, this Agreement, the Issuer Deed of Charge and the Framework Agreement and will rank pari passu without preference or priority in point of security amongst themselves.

2.2	Register of Senior Notes

2.2.1	Title: Title to the Senior Notes will pass by registration in the Register.

2.2.2	Maintenance of Register: The Issuer shall at all times cause the Register to be kept and maintained at the Specified Office of the Registrar which shall be outside the United Kingdom and the Registrar shall maintain and update the Register, in reliance on and in accordance with information supplied to it in accordance with this Agreement by any of the Issuer, the Issuer Cash Manager (acting on behalf of the Issuer and to the extent the Issuer Cash Manager has such information in its possession), the Transaction Agent or a Senior Noteholder.

2.2.3	Updating Register and Notifying Issuer Cash Manager: Upon receipt by the Issuer of payment by a Senior Noteholder of the subscription price in relation to the purchase of Senior Notes pursuant to Clause 3 (Senior Notes Issue: Initial Funding Date) or Clause 4 (Further Senior Notes Issues) above, the Issuer Cash Manager (on behalf of the Issuer) shall promptly:

(i)	notify the Registrar (with a copy to the Transaction Agent and the Central Servicer) of such receipt; following which,

(ii)	the Registrar shall update the Register to reflect such purchase.

2.2.4	Inspection of Register: The Issuer shall procure that the Register and the information set out below shall upon request be made available by the Registrar to the Issuer, the Issuer Security Trustee, the Transaction Agent, the Central Servicer, the Issuer Cash Manager and any Senior Noteholders (or any third party on behalf of any of them) for inspection and for the taking of electronic copies or extracts therefrom at all reasonable times.

2.2.5	Information to be shown on Register: The Register shall record (and the Issuer shall procure that the Register records):

(i)	upon the Registrar being advised by the Issuer Cash Manager of the receipt by the Issuer of the first Senior Advance received from a Senior Noteholder (including, for the avoidance of doubt, the first Senior Advances received from the Initial Senior Noteholders in respect of Senior Notes on the Initial Funding Date in accordance with Clause 3.2 (Payment of Subscription Price on Initial Funding Date), and the first Senior Advances received from New Senior Noteholders in respect of Further Senior Notes in accordance with Clause 5.1.7 (New Senior Noteholders)), all details (of which it has received notice) set out in the form of the Register in Schedule 8 (Form of the Register) in respect of the relevant Senior Noteholder and Senior Notes;

(ii)	upon the Registrar being advised by the Issuer Cash Manager of the receipt by the Issuer of a Senior Advance received from an Existing Senior Noteholder, details (of which it has received notice) of the date, amount and reference number of each such Senior Advance and the revised Senior Note Principal Amount Outstanding in respect of the relevant Senior Note;

(iii)	upon the Registrar being notified (by way of a notice substantially in the form set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment) to this Agreement) of a transfer of any Senior Note Principal Amount Outstanding to any Existing Senior Noteholder, Acceding Senior Noteholder or Replacement Senior Noteholder, the amount and date of such transfer, the revised Senior Note Principal Amount Outstanding of the relevant Senior Noteholder(s) and details of any Acceding Senior Noteholder or Replacement Senior Noteholder which is not an Existing Senior Noteholder;

(iv)	upon the Registrar being advised by the Issuer Cash Manager of any Senior Advance Repayment made by the Issuer, the amount and date thereof and the remaining Senior Note Principal Amount Outstanding;

(v)	upon the Registrar being advised by the relevant Senior Noteholder or Transaction Agent, the identity of each Senior Noteholder and (to the extent applicable) the members of a Senior Noteholder Group;

(vi)	the Senior Note Principal Amount Outstanding of each Senior Noteholder from time to time;

(vii)	upon the Registrar being notified by the Transaction Agent in accordance with Clause 7.1.6 (Senior Advance Reference Numbers) of the reference number allocated to a Senior Advance, the reference number of each Senior Advance; and

(viii)	subject to the Registrar’s prior agreement, such other information which the Issuer or the Transaction Agent considers may be necessary or desirable for the purposes of the Senior Note.

2.3	Entries in Register conclusive

The entries in the Register shall be conclusive and binding evidence of title to and, where noted therein, beneficial interest in each Senior Note and the Issuer, the Issuer Security Trustee, the Registrar and the Transaction Agent shall be entitled to treat the Senior Noteholder whose identity is recorded in the Register (or, if more than one name is recorded, the first name) as the holder of the related Senior Note (the “Registered Holder”), notwithstanding notice to the contrary or anything to the contrary contained herein (but subject to any annotation of the Register in respect of the beneficial interest of a Senior Noteholder) unless such person is designated a nominee for another person when at its election such other person may be treated as the Registered Holder.

The Issuer Security Trustee shall be entitled to rely without liability to any person, on the information contained in the Register provided to it from time to time.

2.4	Registration of Transfers of Senior Note Principal Amount Outstanding in the Register

2.4.1	As set forth below and subject to and in accordance with the terms of this Agreement including the satisfaction of the conditions set out in Clause 2.6 (Provision of information to the Registrar to verify identity of a new Senior Noteholder), the Registrar shall register the transfer of any portion of Senior Note Principal Amount Outstanding, at the request of the Senior Noteholder who is transferring such Senior Note Principal Amount Outstanding and upon receipt of a duly completed and signed form of transfer substantially set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment), as soon as reasonably practicable.

2.4.2	The Registrar shall not be obliged to register the transfer of any portion of Senior Note Principal Amount Outstanding to a Senior Noteholder which is not an Existing Senior Noteholder until the conditions set out in Clause 2.6 (Provision of information to the Registrar to verify identity of a new Senior Noteholder) are satisfied.

2.4.3	No transfer of any Senior Note Principal Amount Outstanding otherwise permitted hereunder shall be effective unless and until it has been duly recorded in the Register as provided in this Clause 2 (Form, Denomination, Title and Register of Senior Notes).

2.4.4	The transfer of any Senior Note Principal Amount Outstanding shall be effected without charge by or on behalf of the Issuer or the Registrar but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

2.5	Information from the Issuer Cash Manager

The Issuer shall (and shall procure that the Issuer Cash Manager and/or the Central Servicer shall) make available to the Registrar such information in their possession as may reasonably be required for the maintenance of the Register under this Clause 2 (Form, Denomination, Title and Register of Senior Notes).

2.6	Provision of information to the Registrar to verify identity of a new Senior Noteholder

The Registrar shall not be required to register the transfer of any portion of the Senior Note Principal Amount Outstanding to, an Acceding Senior Noteholder or a Replacement Senior Noteholder unless it has received sufficient information to complete relevant know your client procedures and any other regulatory or best practice checks which the Registrar is required to comply with (whether under law or in accordance with its internal procedures), in each case to the satisfaction of the Registrar.

2.7	Senior Noteholder Commitment

The Senior Noteholder Commitment of each Initial Senior Noteholder shall be set out within a separate letter for each Senior Noteholder (which shall detail both the Senior Noteholder Commitment and the fee arrangements for such Senior Noteholder), entered into between the relevant Senior Noteholder and the Issuer, each such letter substantially in the form of Schedule 2 (Form of Senior Noteholder Commitment Letter) to this Agreement, dated on or about the date hereof (each a “Senior Noteholder Fee Letter”), and a copy sent by the relevant Senior Noteholder to the Transaction Agent, the Issuer Cash Manager, the Central Servicer and the Issuer Security Trustee. At any time when the Senior Noteholder Commitment of any Senior Noteholder is increased or decreased in accordance with this Agreement, a new Senior Noteholder Fee Letter shall be entered into between such Senior Noteholder and the Issuer, setting out the updated Senior Noteholder Commitment, and a copy sent by the relevant Senior Noteholder to the Transaction Agent, the Issuer Cash Manager, the Central Servicer and the Issuer Security Trustee.

3	Senior Notes Issue: Initial Funding Date

3.1	Initial issue and subscription of the Senior Notes

Upon the terms and subject to the conditions of this Agreement and the Framework Agreement, including the satisfaction of the conditions precedent referred to in clause 2.1 (Initial Conditions Precedent) of the Framework Agreement, on the Initial Funding Date, the Issuer shall issue, and each Initial Senior Noteholder shall subscribe for, a Senior Note in an Initial Principal Amount as set out in the Senior Advance Drawdown Notice in respect of such Initial Senior Noteholders on the Initial Funding Date (the “Initial Senior Advance Drawdown Notice”).

3.2	Payment of Subscription Price on Initial Funding Date

Upon receipt of the Initial Senior Advance Drawdown Notice, each of the Initial Senior Noteholders shall pay, or procure payment of, the subscription price for the Senior Note which it is subscribing (being an amount equal to 100 per cent. of the Initial Principal Amount of such Senior Note). Such payment shall be made on the relevant Senior Advance Drawdown Date (being the Initial Funding Date) to the Issuer Transaction Account, in immediately available and freely transferable funds and shall constitute the first Senior Advance in respect of such Senior Note.

Upon receipt of the subscription price for the Senior Note by the Issuer into the Issuer Transaction Account, the Issuer Cash Manager shall advise the Registrar of such receipt, the date of receipt and the Initial Senior Noteholder who subscribed for the relevant Senior Note.

4	Further Senior Notes Issues

4.1	Issue of Further Senior Notes

The Issuer may issue further Senior Notes from time to time on the same terms as the existing Senior Notes (“Further Senior Notes”). Such Further Senior Notes may only be issued to a New Senior Noteholder, an Acceding Senior Noteholder or a Replacement Senior Noteholder, and their issue shall be conditional upon the following conditions being met:

(i)	such Further Senior Note is issued in accordance with any of Clause 5.1 (Increase in Senior Noteholder Commitments), Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) or Clause 21.5 (Replacement Senior Noteholder);

(ii)	a Senior Noteholder Fee Letter, substantially in the form of Schedule 2 (Form of Senior Noteholder Commitment Letter) to this Agreement, is entered into by any New Senior Noteholder, Acceding Senior Noteholder or Replacement Senior Noteholder, specifying, amongst other things, the Senior Noteholder Commitment of such New Senior Noteholder, Acceding Senior Noteholder or Replacement Senior Noteholder; and

(iii)	except as specifically provided in clause 5.2(i) or clause 9.1(i) of the Framework Agreement, neither the Scheduled Amortisation Period nor the Rapid Amortisation Period has commenced.

4.2	Payment for Further Senior Notes

Payments in respect of Further Senior Notes shall be made by:

(i)	a New Senior Noteholder, in accordance with Clause 5.1.7 (New Senior Noteholders);

(ii)	an Acceding Senior Noteholder, in accordance with Clause 4.3 (Further Senior Notes: Transfer from an Existing Senior Noteholder to an Acceding Senior Noteholder); or

(iii)	a Replacement Senior Noteholder, in accordance with Clause 21.5 (Replacement Senior Noteholder).

4.3	Further Senior Notes: Transfer from an Existing Senior Noteholder to an Acceding Senior Noteholder

Subject to Clause 4.5 (Effectiveness of Transfers), in the case of a Further Senior Note issued where an Existing Senior Noteholder transfers all or some of its Senior Noteholder Commitment and/or Senior Note Principal Amount Outstanding to an Acceding Senior

Noteholder, in accordance with the provisions of Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders):

(i)	the Initial Principal Amount of such Further Senior Note to be issued and the Senior Noteholder Commitment of the Acceding Senior Noteholder shall be equal to the corresponding reduction in the Senior Note Principal Amount Outstanding of the Senior Note registered in the name of the relevant Existing Senior Noteholder agreeing to such reduction and the Senior Noteholder Commitment of such Existing Senior Noteholder, respectively;

(ii)	the purchase price (which, if so specified in the relevant form of transfer, shall include accrued interest, if any) payable by such Acceding Senior Noteholder to the Existing Senior Noteholder shall be the purchase price as set out in the form of transfer substantially in the form set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment); and

(iii)	no purchase price or corresponding amount in respect of an existing Senior Advance shall be payable by such Acceding Senior Noteholder to the Issuer.

4.4	Transfer from an Existing Senior Noteholder to another Existing Senior Noteholder

Subject to Clause 4.5 (Effectiveness of Transfers), where an Existing Senior Noteholder transfers all or some of its Senior Noteholder Commitment and/or Senior Note Principal Amount Outstanding to an Existing Senior Noteholder in accordance with the provisions of Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders):

(i)	no Further Senior Note shall be issued to such transferee Existing Senior Noteholder;

(ii)	the provisions of Clause 21.4(i), (ii), (iii), (iv) and (v) (Transfers by Senior Noteholders; Accession of further Senior Noteholders) only shall not apply;

(iii)	the increase in the Senior Note Principal Amount Outstanding and the Senior Noteholder Commitment of the transferee Existing Senior Noteholder shall be equal to the corresponding reduction in the Senior Note Principal Amount Outstanding and the Senior Noteholder Commitment, respectively, of the transferor Existing Senior Noteholder;

(iv)	the purchase price (which, if so specified in the relevant form of transfer, shall include accrued interest, if any) payable by such transferee Existing Senior Noteholder to the transferor Existing Senior Noteholder shall be the purchase price as set out in the form of transfer substantially in the form set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment); and

(v)	no purchase price or corresponding amount in respect of an existing Senior Advance, shall be payable by either the transferor Existing Senior Noteholder or the transferee Existing Senior Noteholder to the Issuer.

4.5	Effectiveness of Transfers

4.5.1

The transferor and transferee Existing Senior Noteholders shall notify any such changes to their respective Senior Noteholder Commitments to each of the Issuer Cash Manager (on behalf of the Issuer), the Registrar and the Transaction Agent, by completing, signing and delivering to each such party a form of transfer of

Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment substantially in the form set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment).

4.5.2	Any transfer in accordance with Clause 4.3 (Further Senior Notes: Transfer from an Existing Senior Noteholder to an Acceding Senior Noteholder) or Clause 4.4 (Transfer from an Existing Senior Noteholder to another Existing Senior Noteholder) of an Existing Senior Noteholder’s Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment, to an Acceding Senior Noteholder or to an Existing Senior Noteholder, as applicable, shall be immediately effective upon:

(i)	the completion of the form of transfer substantially set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment);

(ii)	the payment of the purchase price as set out in the form of transfer substantially set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment) which shall be paid on the date of such transfer unless the transferor Existing Senior Noteholder notifies otherwise;

(iii)	signed documents being presented to the Registrar for the purposes of updating the Register;

(iv)	a new Senior Noteholder Fee Letter being entered into between the Issuer and each Senior Noteholder involved in the transfer, specifying, amongst other things, the Senior Noteholder Commitment of the relevant Senior Noteholder; and

(v)	the provisions in respect of the registration of transfer in question set out in Clause 2.4 (Registration of Transfers of Senior Principal Amount Outstanding in the Register) being complied with.

5	Increase in and Intra-Senior Noteholder Group Transfer of Senior Noteholder Commitments

5.1	Increase in Senior Noteholder Commitments

5.1.1	The Issuer may request an increase in the Total Senior Noteholder Commitments, provided that the Total Senior Noteholder Commitments shall not exceed EUR 1,500,000,000 and that such increase is subject to and conducted in accordance with this Clause 5.1. For the avoidance of doubt no Senior Noteholder is obliged to consent to such a request and its Senior Noteholder Commitment will not be affected by any other Senior Noteholder consenting to such a request.

5.1.2	Any increase in the Total Senior Noteholder Commitments pursuant to this Clause 5.1 shall continue in force up to, but excluding, the Scheduled Amortisation Commencement Date.

5.1.3	If the Issuer wishes to increase the Total Senior Noteholder Commitments:

(i)	the Issuer shall notify the Transaction Agent, the Issuer Cash Manager, the Senior Noteholders, the Issuer Security Trustee, the Central Servicer and the Registrar by delivering a notice substantially in the form attached as Schedule 5 (Form of Senior Noteholder Commitment Increase Request Notice and Senior Noteholder Acknowledgement) (a “Senior Noteholder Commitment Increase Request Notice”), and shall stipulate in such notice:

(a)	the amount by which the Issuer wishes to increase the Total Senior Noteholder Commitments (the “Senior Noteholder Commitment Increase Request Amount”); and

(b)	the date by which each Senior Noteholder shall inform the Issuer whether it is or is not willing to increase its Senior Noteholder Commitment, such date to be 20 Business Days after the date of receipt by the relevant Senior Noteholder of the Senior Noteholder Commitment Increase Request Notice, unless a longer period of time is agreed between the Issuer and each Senior Noteholder (the “Response Time”).

(ii)	each Senior Noteholder may, in its absolute discretion and subject to the payment in accordance with Clause 11 (Fees) of any applicable fee by the Issuer to the relevant Senior Noteholder, increase, in part or in whole, its Senior Noteholder Commitment by up to an amount equal to the product of the Senior Noteholder Commitment Increase Request Amount (as defined above) and its Relevant Senior Noteholder Percentage.

5.1.4	Each Senior Noteholder which exercises its discretion to increase its Senior Noteholder Commitment shall inform the Transaction Agent, the Issuer Cash Manager, the Issuer, the Issuer Cash Manager, the Issuer Security Trustee, the Registrar and the Central Servicer in writing by delivering an acknowledgement substantially in the form attached as Schedule 5 (Form of Senior Noteholder Commitment Increase Request Notice and Senior Noteholder Acknowledgement) within the Response Time and specify the amount by which it is willing to increase its Senior Noteholder Commitment. No Senior Noteholder shall be obliged to increase its Senior Noteholder Commitment. If a Senior Noteholder does not respond by the Response Time, it shall be deemed to be unwilling to increase its Senior Noteholder Commitment.

5.1.5	If any Senior Noteholder does not exercise in whole its discretion to increase its Senior Noteholder Commitment in accordance with Clauses 5.1.3 and 5.1.4 above, each remaining Senior Noteholder which has exercised its discretion to increase its Senior Noteholder Commitment in whole (each, a “Remaining Senior Noteholder”) may (but is not obliged to), without the consent of any other party or any other Senior Noteholder, exercise the discretion to increase its Senior Noteholder Commitment by an amount equal to the product of:

(a)	the Initial Unallocated Senior Noteholder Commitment Increase Request Amount; and

(b)	such Remaining Senior Noteholder’s Relevant Senior Noteholder Percentage divided by the aggregate of the Relevant Senior Noteholder

Percentages of all of the Remaining Senior Noteholders (with respect to each Remaining Senior Noteholder, the “Further Senior Noteholder Commitment Amount”).

For the purposes of this Clause 5.1 (Increase in Senior Noteholder Commitments), the “Initial Unallocated Senior Noteholder Commitment Increase Request Amount” means that portion of the Senior Noteholder Commitment Increase Request Amount in respect of which Senior Noteholders have not exercised their discretion to increase their Senior Noteholder Commitments following the request made by the Issuer in accordance with Clause 5.1.3 above, aggregated together among all such Senior Noteholders.

5.1.6	If one or more Senior Noteholders does not exercise in part or in whole its discretion to increase its Senior Noteholder Commitment in accordance with Clauses 5.1.3 and 5.1.4 above, the Issuer shall notify the Transaction Agent, the Central Servicer, the Issuer Cash Manager and the Remaining Senior Noteholders by delivering a further Senior Noteholder Commitment Increase Request Notice, stating:

(i)	the Initial Unallocated Senior Noteholder Commitment Increase Request Amount; and

(ii)	the time by which each Remaining Senior Noteholder shall inform the Issuer whether it is or is not willing so to increase its Senior Noteholder Commitment, provided that such time shall be five Business Days after the date of receipt by the relevant Remaining Senior Noteholder of the Senior Noteholder Commitment Increase Request Notice, unless a longer period of time is agreed between the Issuer and the relevant Remaining Senior Noteholders (the “Further Response Time”).

5.1.7	New Senior Noteholders:

(i)	If, following the procedures set out above in this Clause 5.1, the Total Senior Noteholder Commitments are not increased by the Senior Noteholder Commitment Increase Request Amount, the Issuer shall be entitled (but not obliged) to allocate the remaining portion of the Senior Noteholder Commitment Increase Request Amount in respect of which Senior Noteholders have not exercised their discretion to increase their Senior Noteholder Commitments in accordance with Clauses 5.1.3, 5.1.4 or 5.1.5 above (the “Final Unallocated Senior Noteholder Commitment Increase Request Amount”) in whole or in part by issuing one or more new Further Senior Notes to new Senior Noteholder(s) (each, a “New Senior Noteholder”), provided that Clause 21.4(i), (ii), (iii) and (v) only (Transfers by Senior Noteholders; Accession of further Senior Noteholders) are complied with in relation to each such New Senior Noteholder and the New Senior Noteholder enters into a Senior Noteholder Fee Letter.

(ii)	The Issuer and the New Senior Noteholder shall agree the Initial Principal Amount of such Further Senior Note provided that the aggregate of the Initial Principal Amounts of all such Further Notes shall not exceed the Final Unallocated Senior Noteholder Commitment Increase Request Amount and such Initial Principal Amount shall not be less than €100,000.

(iii)	Upon receipt of the relevant Senior Advance Drawdown Notice, the New Senior Noteholder shall pay, or procure payment of, the subscription price for the Further Senior Note for which it is subscribing (being an amount equal to 100 per cent. of the Initial Principal Amount of such Further Senior Note). Such payment shall be made on the relevant Senior Advance Drawdown Date to the Issuer Transaction Account, in immediately available and freely transferable funds and shall constitute the first Senior Advance in respect of such Further Senior Note, which shall be drawn by the Issuer on such Senior Advance Drawdown Date.

(iv)	The Issuer shall provide a Note Certificate to the New Senior Noteholder for its Further Senior Note.

(v)	Upon receipt of the subscription price from such New Senior Noteholder by the Issuer into the Issuer Transaction Account the Issuer Cash Manager shall advise the Registrar of such receipt, the date of receipt and the identity of the New Senior Noteholder who subscribed for the relevant Senior Note, and (subject to Clause 2.6) the Registrar shall enter such details in the Register.

5.1.8	If the Issuer elects to increase the Total Senior Noteholder Commitments pursuant to this Clause 5.1 (Increase in Senior Noteholder Commitments), it shall certify, in the relevant Senior Noteholder Commitment Increase Request Notice, each of the following which shall be deemed to be repeated upon the lapsing of each of the Response Time and the Further Response Time (if applicable):

(i)	that no Issuer Event of Default has occurred and is continuing; and

(ii)	that the representations and warranties of the Issuer in clause 3 (Representations and Warranties) of the Framework Agreement, are correct,

provided further that, the increase in the Total Senior Noteholder Commitments pursuant to this clause shall be conditional upon:

(i)	no Issuer Event of Default has occurred and is continuing or would result from such increase in the Total Senior Noteholder Commitments;

(ii)	all representations and warranties of the Issuer being repeated are true;

(iii)	to the extent that the Senior Notes are immediately before such increase ascribed a rating by one or more Rating Agencies that the Issuer has received Rating Agency Affirmation;

(iv)	that in the case of a New Senior Noteholder it has issued a Further Senior Note in accordance with Clause 4 (Further Senior Notes Issues);

(v)	that each increased Senior Noteholder Commitment and any issuance of one or more Further Senior Notes in respect thereof shall be made in accordance with and subject to the terms and conditions of the Issuer Transaction Documents; and

(vi)	that the requirements of Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) have been complied with in relation to any New Senior Noteholder.

5.1.9	The Registrar shall, in accordance with Clause 2.2 (Register of Senior Notes) and Clause 2.4 (Registration of Transfers of Senior Note Principal Amount Outstanding in the Register), update the Register with details of which it is made aware of any Further Senior Note, any New Senior Noteholder and the Senior Note Principal Amount Outstanding in respect of each Senior Note.

5.2	Intra-Senior Noteholder Group Transfers of Senior Noteholder Commitment

5.2.1	Notwithstanding any other provision of this Agreement, within a single Senior Noteholder Group, any Senior Noteholder may in its absolute discretion and without the requirement for any consent of any party that is not a member of that Senior Noteholder Group, transfer any of its Senior Noteholder Commitment (“Decreased Senior Noteholder’s Commitment”), to one or more other Senior Noteholders of such single Senior Noteholder Group. The Senior Noteholder Commitment of such other Senior Noteholder(s) shall be increased by a total amount equal to the Decreased Senior Noteholder’s Commitment so that the aggregate of the Senior Noteholder Commitments of all Senior Noteholders in such Senior Noteholder Group remains unchanged.

5.2.2	The transferor and transferee Senior Noteholders within such Senior Noteholder Group shall notify any such changes to their respective Senior Noteholder Commitments to each of the Issuer Cash Manager, the Issuer, the Issuer Security Trustee, the Central Servicer and the Transaction Agent by completing and signing the form of transfer substantially set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment) and entering into a new Senior Noteholder Fee Letter which sets out, amongst other things, the Senior Noteholder Commitment of each member of the Senior Noteholder Group.

5.3	Effective Date of Increases and Decreases of Senior Noteholder Commitments

Any increase or decrease in Senior Noteholder Commitments made pursuant to Clause 5.1 (Increase in Senior Noteholder Commitments) or Clause 5.2 (Intra-Senior Noteholder Group Transfers of Senior Noteholder Commitment) shall be effective upon the date specified in the relevant Senior Noteholder Fee Letter (which shall be no earlier than the date of such Senior Noteholder Fee Letter).

6	Funding of Senior Advances

Upon the terms of this Agreement and at any time from the date of this Agreement, following delivery by the Issuer Cash Manager (on behalf of the Issuer, pursuant to and in accordance with the Issuer Cash Management Agreement) of a Senior Advance Drawdown Notice to the Senior Noteholders, the Senior Noteholders shall make Senior Advances denominated in Euro in accordance with the terms set out in such Senior Advance Drawdown Notice and this Agreement, provided that:

(i)	each of the applicable conditions precedent set out in schedule 2 to the Framework Agreement (Conditions Precedent to Senior Advances and FleetCo Advances) have been fulfilled on or before the relevant Senior Advance Drawdown Date in a manner satisfactory to the Transaction Agent;

(ii)	upon such Senior Advance(s) being made, the aggregate Senior Note Principal Amount Outstanding shall not exceed the Total Senior Noteholder Commitments; and

(iii)	except as specifically provided in clause 5.2(i) and clause 9.1(i) of the Framework Agreement, no Senior Advance Note Drawdown Notice may be delivered, and the Senior Noteholders shall be under no obligation to make Senior Advances, after the earlier of (i) the Business Day immediately preceding the Scheduled Amortisation Commencement Date and (ii) the commencement of the Rapid Amortisation Period.

7	Utilisation

7.1	Drawdown Notices

7.1.1

(i)	The Parties acknowledge that Clause 14A.1 (Senior Advance Drawdowns) of the Framework Agreement governs when and whether the Issuer shall sign a Senior Advance Drawdown Notice.

(ii)	Upon receipt from the Issuer of a signed Senior Advance Drawdown Notice, the Issuer Cash Manager shall (on behalf of the Issuer, pursuant to and in accordance with the Issuer Cash Management Agreement and Clause 14A.1 (Senior Advance Drawdowns) of the Framework Agreement) deliver a duly completed irrevocable Senior Advance Drawdown Notice to each of the Senior Noteholders (with a copy to each of the Transaction Agent, the Issuer Security Trustee, the Central Servicer, the Subordinated Lender and the Registrar) not later than 4.00 p.m. (GMT) on the relevant date as set out in Clause 14A.1 (Senior Advance Drawdowns) of the Framework Agreement.

7.1.2	Contents of Senior Advance Drawdown Notice

Each notice shall be substantially in the form set out in part A (Form of Senior Advance Drawdown Notice) of schedule 14 (Forms of Drawdown Notices) to the Framework Agreement and shall specify (as relevant):

(i)	the relevant Senior Advance Drawdown Date;

(ii)	the Issuer Proposed Repayment Schedule setting out the proposed Senior Advance Repayment Dates, provided that:

(a)	only one Senior Advance Repayment Date may be specified for each individual Senior Advance and the latest date that such proposed Senior Advance Repayment Dates must fall on is 35 (thirty five) days falling after the drawdown of such Senior Advance;

(b)	there shall be no more than five (5) Senior Advance Drawdown Dates during the period starting from (and including) any Settlement Date and ending on (but excluding) the next Settlement Date; and

(c)	there shall be no more than five (5) Senior Advance Repayment Dates during the period starting from (and including) any Settlement Date and ending on (but excluding) the next Settlement Date;

and provided further that:

A.	where more than one Senior Advance is drawn on the same date, such Senior Advances shall be deemed to be drawn on a single Senior Advance Drawdown Date for the purposes of paragraph (b) above regardless of the number of relevant Senior Advances drawn on such date and regardless of their respective Senior Advance Repayment Date(s);

B.	where more than one Senior Advance is repaid on the same date, such Senior Advances shall be deemed to be repaid on a single Senior Advance Repayment Date for the purposes of paragraph (c) above regardless of the number of relevant Senior Advances repaid on such date; and

C.	where one or more Senior Advance(s) are drawn on the same date as the Senior Advance Repayment Date of one or more existing Senior Advance(s) under this Agreement (and in whole or in part for the purpose of refinancing the maturing Senior Advance(s)), and the aggregate amount of the new Senior Advance(s) being drawn is equal to the aggregate amount of the Senior Advance(s) being repaid in respect of existing Senior Advances on that date, no additional Senior Advance Drawdown Date or Senior Advance Repayment Date shall be deemed to occur for the purpose of paragraphs (b) and (c) above;

(iii)	the amount of the Senior Advance to be made by each Senior Noteholder, provided that such amount (x) shall be at least equal to the Senior Noteholder Minimum Drawing Amount and in integral units of€1,000 in excess thereof for each Senior Noteholder and (y) when aggregated with all other Senior Advances to be made on the same Senior Advance Drawdown Date by all other Senior Noteholders, shall be at least equal to the Minimum Drawing Amount; and

(iv)	that after taking into account the aggregate amount of the Senior Advances to be made by the Senior Noteholders the Total Senior Noteholder Commitments shall not be exceeded.

7.1.3	Maximum amount of Senior Advance

The amount of Senior Advance to be made by each Senior Noteholder on each Senior Advance Drawdown Date shall be calculated by the Central Servicer such that the aggregate of the outstanding Senior Advances is (after making such Senior Advance) no greater than the Senior Notes Maximum Amount.

7.1.4	Senior Advance Drawdown Date

A Senior Advance Drawdown Date must be a Business Day.

7.1.5	Irrevocable Drawdown Notice

Subject to Clause 7.3 (Failure by a Senior Noteholder to Fund any Senior Advance), each Drawdown Notice delivered under this Agreement shall be irrevocable and binding upon the Issuer. The Issuer shall indemnify the relevant Senior Noteholder against any loss or expense incurred by it, either directly or indirectly, as a result of any failure by the Issuer to properly complete the relevant Drawdown Notice.

7.1.6	Senior Advance Reference Numbers

Upon receipt of a Senior Advance Drawdown Notice, the Transaction Agent shall allocate a reference number to each Senior Advance to be drawn pursuant to such Senior Advance Drawdown Notice. The Transaction Agent shall notify the Registrar of the reference number allocated to each Senior Advance, and the Registrar shall enter each reference number against the relevant Senior Advance on the Register.

7.2	Pro rata allocation between Senior Noteholders

The Issuer shall procure that, in respect of each Senior Advance, the Central Servicer shall allocate Senior Advances to each of the Senior Noteholders pro rata to their Relevant Senior Noteholder Percentage and rounded down to the nearest €1,000 for each Senior Noteholder.

7.3	Failure by a Senior Noteholder to Fund any Senior Advance

7.3.1	If a Senior Noteholder (for whatever reason) fails to fund any Senior Advance or part thereof in breach of the terms of this Agreement (a “Defaulted Senior Advance”), the relevant Senior Noteholder shall immediately notify the Transaction Agent in writing and the Transaction Agent shall notify the Issuer, the Issuer Cash Manager and the Central Servicer. The Issuer may offer to increase the amount of the Senior Advances to be made by the other Senior Noteholders (the “Performing Senior Noteholders”), by notice in writing to the Performing Senior Noteholders.

7.3.2	Any such offer made in accordance with Clause 7.3.1 above shall be made:

(i)	initially, pro rata such that the portion offered to each Performing Senior Noteholder is the product of (A) the Defaulted Senior Advance and (B) such Performing Senior Noteholder’s Relevant Senior Noteholder Percentage divided by the aggregate of the Relevant Senior Noteholder Percentages of all of the Performing Senior Noteholders; and

(ii)	in respect of any offer or part thereof not accepted by a Performing Senior Noteholder pursuant to paragraph (i) above, to the other Performing Senior Noteholder(s) who have agreed to increase their Senior Advances pursuant to paragraph (i) above pro rata such that the portion offered to each such other Performing Senior Noteholder is the amount equal to the product of:

A.	the portion of the Defaulted Senior Advance not accepted pursuant to paragraph (i) above; and

B.	such other Performing Senior Noteholder’s Relevant Senior Noteholder Percentage divided by the aggregate of the Relevant Senior Noteholder Percentages of all such other Performing Senior Noteholders,

(such product, the “Performing Senior Noteholder Increased Advance”),

provided that the aggregate amount of all Performing Senior Noteholder Increased Advances in respect of any such offer shall not exceed the amount of the Defaulted Senior Advance not accepted pursuant to paragraph (i) above.

7.3.3	The Performing Senior Noteholders shall respond in writing to the offer made in accordance with Clause 7.3.1 above within three (3) Business Days to the Transaction Agent and the Issuer Cash Manager, following which the Transaction Agent shall immediately inform the Issuer and the Performing Senior Noteholders if any offers to the other Performing Senior Noteholder(s) shall have been accepted in accordance with this Clause 7.3 (Failure by a Senior Noteholder to Fund any Senior Advance).

7.3.4	No Senior Noteholder is obliged to accept any increase to the relevant Senior Advance in accordance with this Clause 7.3 (Failure by a Senior Noteholder to Fund any Senior Advance).

7.4	Non-Utilisation Fee

To the extent any Senior Noteholder Commitment is not utilised by the Issuer (other than where a Senior Noteholder fails to fund a Senior Advance where it is required to do so pursuant to the terms of this Agreement), the Issuer shall pay the Non-Utilisation Fee to the relevant Senior Noteholder.

8	Interest

8.1	Accrual

8.1.1	Interest on each Senior Advance shall accrue from (and including) the relevant Senior Advance Drawdown Date to (and excluding) the relevant Senior Advance Repayment Date.

8.1.2	Interest on each Senior Advance shall be payable by the Issuer monthly in arrear on each Settlement Date, regardless of whether a Senior Advance Repayment Date in respect of such Senior Advance occurs prior to or after a Settlement Date.

8.2	Interest rate

The rate of interest for each Senior Advance Interest Period, which shall be calculated by the Transaction Agent, will be the Interest Rate.

8.3	Interest payable

The amount of interest payable in respect of any Senior Note for any Senior Advance Interest Period shall be calculated by the Transaction Agent by applying the Interest Rate to the Senior Note Principal Amount Outstanding of such Senior Note (considered at the end of such Interest Period) and multiplying by a fraction, the numerator of which is the actual number of days in the relevant Interest Period and the denominator of which is 360 rounded to the nearest two decimal places.

8.4	Notification of Interest Rate

8.4.1	On each Interest Determination Date or Intra-Month Interest Determination Date (as applicable) and in respect of each Senior Advance to be drawn on the upcoming Senior Advance Drawdown Date:

(i)	Each Senior Noteholder shall, in respect of a payment of interest on the relevant Senior Note to be drawn on the upcoming Senior Advance Drawdown Date, provide the Transaction Agent with a reasonable estimation of the Subscriber’s Cost of Funds with respect to the relevant Senior Noteholder for all the Senior Advance Interest Periods of such Senior Advance by no later than 2.00 p.m. (Paris time) as well as its Mandatory Cost (if any).

(ii)	The Transaction Agent shall calculate the estimated Interest Rate of all the Senior Advance Interest Periods of such Senior Advance to be drawn on the upcoming Senior Advance Drawdown Date. The Transaction Agent will notify the Issuer Cash Manager and the Central Servicer of the estimated Interest Rate for all Senior Advances to be drawn on the upcoming Senior Advance Drawdown Date by no later than 4.00 p.m. (GMT) on the Interest Determination Date or the Intra-Month Interest Determination Date (as applicable).

8.4.2	On each Payment Confirmation Date and in respect of each Senior Advance:

(i)	If the actual amount of the Subscriber’s Cost of Funds for the relevant Senior Advance Interest Period is less than or greater than the amount thereof estimated by such Senior Noteholder on the previous Interest Determination Date in accordance with Clause 8.4.1(i), such Senior Noteholder shall notify the Transaction Agent thereof by no later than 1:00 p.m. (GMT) on such Payment Confirmation Date and either:

(a)	the amount of any shortfall of interest (between the estimated Interest Rate and the actual Interest Rate) shall be included in the portion of interest payable to such Senior Noteholder on the upcoming Settlement Date; or

(b)	the amount of any overpayment of interest to such Senior Noteholder shall be credited against the portion of interest otherwise payable to such Senior Noteholder for the following Senior Advance Interest Period and that is payable to such Senior Noteholder on the immediately following Settlement Date.

If such Senior Advance is fully repaid prior to the immediately following Settlement Date (because its Senior Advance Repayment Date does not fall on a Settlement Date), the overpayment amount would be credited against the portion of interest on another outstanding Senior Advance otherwise payable to such Senior Noteholder for the following Senior Advance Interest Period and that is also payable to such Senior Noteholder on the immediately following Settlement Date, provided that if there are no other outstanding Senior Advances, such shortfall will be credited to an account of the relevant Senior Noteholder as notified to the Transaction Agent for such purposes or, in the case of an overpayment, the relevant Senior Noteholder will pay such shortfall to the Issuer Transaction Account.

(ii)	The Transaction Agent shall notify the Issuer Cash Manager and the Central Servicer of the interest payable (including any interest shortfall or any interest overpayment) on the upcoming Settlement Date in respect of all outstanding Senior Advances by no later than 4.00 p.m. (GMT) on such Payment Confirmation Date.

8.5	Break Costs

8.5.1	In respect of a redemption of a Senior Note by the Issuer on a Senior Advance Repayment Date that is a date other than set out in the Issuer Proposed Repayment Schedule, Break Costs (if any) shall be payable by the Issuer to the relevant Senior Noteholder.

8.5.2	No Break Costs are payable by the Issuer in respect of a redemption (in whole or in part) of the Senior Note Principal Amount Outstanding of a Senior Note if the Senior Advance Repayment Date in respect of such redemption or prepayment occurs on the date as proposed in the Issuer Proposed Repayment Schedule.

8.5.3	If Break Costs are payable to a Senior Noteholder in accordance with this Clause 8.5, that Senior Noteholder shall notify the Transaction Agent of the amount of Break Costs payable to them and the Transaction Agent shall notify the Issuer, the Issuer Cash Manager and the Central Servicer of the same. Following delivery of notification thereof from the Transaction Agent, the Issuer shall pay such Break Costs in accordance with the applicable Issuer Priority of Payment to the relevant Senior Noteholder within five Business Days of such delivery.

8.5.4	If a Senior Noteholder does not notify the Transaction Agent and/or if the Transaction Agent does not notify the Issuer, the Issuer Cash Manager and the Central Servicer of its calculation of the amount of Break Costs by the time and dates specified above, such Senior Noteholder shall make such notification within one Business Day of the date of redemption of the Senior Note and the Issuer shall pay such Break Costs in accordance with the applicable Issuer Priority of Payment on the later of: (A) the Immediately Following Settlement Date and (B) the Business Day falling three Business Days after such notification.

9	Repayments, Optional and Mandatory Redemption; Payments

9.1	Reborrowing during Revolving Period

9.1.1	The Issuer shall repay a Senior Advance on the Senior Advance Repayment Date specified in respect of such Senior Advance in the relevant Issuer Proposed Repayment Schedule.

9.1.2	The Issuer shall not make a repayment on any other date unless otherwise agreed between the Transaction Agent and the Issuer.

9.1.3

Without prejudice to the Issuer’s obligation under Clause 9.1.1 above, if, at any time during the Revolving Period, the Senior Noteholders receive a Senior Advance Drawdown Notice from the Issuer Cash Manager (on behalf of the Issuer) in accordance with Clause 7.1 (Drawdown Notices) of this Agreement requesting one or more Senior Advances to be made available to the Issuer on the same day that one or more Senior Advances are due to be repaid by the Issuer (and in whole or in part for the purpose of refinancing the maturing Senior Advance(s)), the aggregate amount of the new Senior Advance(s) drawn under this Agreement shall be treated as if applied in or towards repayment of the maturing Senior Advance(s) so that:

A.	if the amount of the maturing Senior Advance(s) exceeds the aggregate amount of the new Senior Advance(s):

(a)	the Issuer shall only be required to make a payment in respect of principal on the maturing Senior Advances to the Senior Noteholders in an amount equal to that excess; and

(b)	each Senior Noteholder’s participation in the new Senior Advance(s) shall be treated as having been made available and applied by the Issuer in or towards repayment of that Senior Noteholder’s participation in the maturing Senior Advance(s) and that Senior Noteholder shall not be required to make a payment under this Agreement in respect of its participation in the new Senior Advance(s); and

B.	if the amount of the maturing Senior Advance(s) is equal to or less than the aggregate amount of the new Senior Advance(s):

(a)	the Issuer shall not be required to make a payment in respect of principal on the maturing Senior Advance(s) to the Senior Noteholders; and

(b)	each Senior Noteholder shall be required to make a payment to the Issuer in respect of its participation in the new Senior Advance(s) only to the extent that its participation in the new Senior Advance(s) exceeds that Senior Noteholder’s participation in the maturing Senior Advance(s) and the remainder of that Senior Noteholder’s participation in the new Senior Advance(s) shall be treated as having been made available and applied by the Issuer in or towards repayment of that Senior Noteholder’s participation in the maturing Senior Advance(s).

9.1.4	Subject to clause 5.2(i) and 9.1(i) of the Framework Agreement, the Issuer may not reborrow any Senior Advance at any time following the termination of the Revolving Period.

9.2	Mandatory repayment - Final Maturity of Senior Notes

Subject to Clause 9.3 (Mandatory Redemption in Whole or Part upon Prepayment or Repayment under the relevant FleetCo Facility Agreement) below and the terms of the Issuer Deed of Charge, the Senior Notes Principal Amount Outstanding of each Senior Note together with any accrued and unpaid interest on such Senior Advance shall be due and payable by the Issuer on the Final Maturity Date.

9.3	Mandatory Redemption in Whole or Part upon Prepayment or Repayment under the relevant FleetCo Facility Agreement

9.3.1	Prepayment or Repayment of FleetCo Advance: In the event that any FleetCo Advance by the Issuer to a FleetCo under a FleetCo Facility Agreement, is, or is to be, prepaid (in whole or in part), in accordance with:

(i)	the clause titled “Prepayment – TRO Default” of such FleetCo Facility Agreement (if any);

(ii)	the clause titled “Mandatory Repayment – Rapid Amortisation Event” of such FleetCo Facility Agreement; or

(iii)	the clause titled “Mandatory Repayment – Final Maturity Date” of such FleetCo Facility Agreement,

the Issuer Cash Manager on behalf of the Issuer, shall no later than 4.00 p.m. (GMT) on the Business Day following the date of receipt of such notice of prepayment or repayment from the relevant Servicer give written notice thereof to the Senior Noteholders.

9.3.2	If the Issuer receives any prepayment amount referred to in Clause 9.3.1(i) above, the Issuer shall apply such proceeds on the relevant Senior Advance Repayment Date of such Senior Advances to redeem the Senior Notes pro rata to the Relevant Senior Noteholder Percentages of the Senior Noteholders, in an amount equal to such prepayment proceeds. Any accrued interest on any Senior Advance shall be payable to each Senior Noteholder in accordance with Clause 9.5 (Payments).

9.3.3	If the Issuer receives any repayment amount referred to in Clause 9.3.1(ii) or (iii) above, the Issuer shall apply such proceeds on the date of receipt to redeem the Senior Notes pro rata to the Relevant Senior Noteholder Percentages of the Senior Noteholders, in an amount equal to such repayment proceeds. Any accrued interest on any Senior Advance shall be payable to each Senior Noteholder in accordance with Clause 9.5 (Payments).

9.3.4	When any prepayment or repayment of any Senior Note pursuant to this Clause 9.3 takes place on a date other than a date specified in the most recent Issuer Proposed Repayment Schedule, Break Costs shall be payable by the Issuer in accordance with Clause 8.5 (Break Costs).

9.4	Cancellation

9.4.1	If any Senior Note is redeemed in full together with payment of all accrued but unpaid interest such Senior Note will be cancelled and may not be resold or re-issued.

9.4.2	If the Senior Noteholder Commitment of a Senior Noteholder has been reduced to zero, the Senior Note of such Senior Noteholder will be cancelled and may not be resold or re-issued.

9.5	Payments

9.5.1	Payments to be made by the Issuer to the Senior Noteholders under this Agreement shall be made from the relevant Issuer Account on the instructions of the Issuer Cash Manager (in accordance with the Issuer Cash Management Agreement).

9.5.2	Amounts due from the Issuer to the Senior Noteholders under this Agreement shall be paid to the Registered Holder shown on the Register at the close of business on the Record Date. Payments shall be made to the account of such Senior Noteholders as specified by such Senior Noteholders in advance to the Issuer Cash Manager and the Transaction Agent.

For the purposes of this Clause 9.5, “Record Date” means the fifth Business Day before the relevant Issuer Payment Date.

9.5.3	If any date for payment in respect of the Senior Notes is not a Business Day, the Registered Holder shall not be entitled to payment until the next following Business Day or to any interest or other sum in respect of such postponed payment.

9.5.4	All payments are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Senior Noteholders in respect of such payments.

9.5.5	Subject to receipt of sufficient cleared funds as Issuer Available Funds in the Issuer Accounts, payments to the Senior Noteholders under this Agreement shall be paid from the Issuer Accounts upon the instructions of the Issuer Cash Manager in accordance with this Clause 9.5 (Payments) and the Issuer Cash Management Agreement. Where any such payment is a Senior Advance Repayment, the Issuer Cash Manager shall provide notification of such payment to the Registrar.

9.5.6	If for any reason the Issuer Cash Manager considers in its sole discretion the amounts actually received by the Issuer in cleared funds as Issuer Available Funds in the Issuer Accounts are insufficient to satisfy a claim in respect of a payment due under this Agreement (such payment to be made in accordance with the Issuer Priority of Payments), the Issuer Cash Manager shall not be obliged to instruct such payment to be made under this Clause 9.5 until it is satisfied there are sufficient Issuer Available Funds in cleared funds in the Issuer Accounts to make such payment.

9.5.7	If an amount of principal and/or interest then due for payment by the Issuer is not paid in full, the Issuer Cash Manager shall make a record of the shortfall and each record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

9.6	No Set-off or Counterclaim

Subject to the provisions of Clause 9.1.3 above, all payments required to be made under this Agreement shall be calculated without reference to any deduction for or on account of any set-off or counterclaim.

9.7	Default Interest

Any amount owing under this Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, both before and after judgment (in respect of each day upon which such amount remains outstanding from the date on which such amount is due until such amount is paid in full) payable on demand, to the extent permitted by applicable law, at a rate per annum equal to 2.0 per cent. per annum plus the rate otherwise applicable to the Senior Notes as provided in Clause 8 (Interest).

10	Documentary Conditions of Senior Note Issuance and Senior Advances

10.1	Initial Conditions Precedent to Issuance of the Senior Notes on the Initial Funding Date

The obligation of the Initial Senior Noteholders to subscribe for a Senior Note on the first Senior Advance Drawdown Date (being the Initial Funding Date) and to make available any Senior Noteholder Commitment or Senior Advances under this Agreement is conditional upon the fulfilment of the conditions precedent listed in part 1 (Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance) of schedule 2 (Conditions Precedent to Senior Advances and FleetCo Advances) to the Framework Agreement.

10.2	Conditions Precedent to each Further Senior Note Issuance and each Senior Advance with respect to the Senior Note after the Initial Funding Date

The obligation of the Senior Noteholders to make available any Senior Noteholder Commitment or Senior Advances under this Agreement on any date after the Initial Funding Date is conditional upon the fulfilment of the conditions precedent listed in part 2 (Subsequent Conditions Precedent to Senior Advances and FleetCo Advances) of schedule 2 (Conditions Precedent to Senior Advances and FleetCo Advances) to the Framework Agreement.

10.3	Acceptance of Senior Advance Drawdown Notice by Deposit of Advance

Provided that the conditions precedent referred to in this Clause 10 have been fulfilled or waived, as the case may be, and subject to the other terms of this Agreement, following receipt of a Senior Advance Drawdown Notice by the relevant Senior Noteholder, the Senior Noteholders shall fund the relevant Senior Advance by depositing, for value on the relevant Senior Advance Drawdown Date into the Issuer Transaction Account in immediately available, freely transferable funds the amount of each Senior Advance to be made by it. The Issuer Cash Manager shall notify the Registrar of receipt of such funds into the Issuer Transaction Account and the Registrar shall reflect this on the Register.

11	Fees

11.1	The Issuer agrees to pay to each Senior Noteholder (i) the Non-Utilisation Fee pursuant to Clause 7.4 (Non-Utilisation Fee) and (ii) any fees in connection with an increase in the Senior Noteholder Commitment of such Senior Noteholder pursuant to Clause 5.1 (Increase in Senior Noteholder Commitments) each in the amounts and on the dates as may be agreed from time to time between the Issuer and each Senior Noteholder pursuant to the relevant Senior Noteholder Fee Letter.

11.2	The Issuer agrees to pay to each Senior Noteholder an upfront fee pursuant to the terms of the relevant Senior Noteholder Fee Letter.

12	Indemnities

12.1	If:

(i)	any Senior Advance requested pursuant to Clause 7 (Utilisation) is not made for any reason whatsoever (other than due to the default of a Senior Noteholder in making a Senior Advance where required to do so under this Agreement), including, without limitation, any failure to satisfy any condition precedent specified in Clause 10 (Documentary Conditions of Senior Note Issuance and Senior Advances)), on the date specified in the relevant Drawdown Notice; or

(ii)	any Senior Advance Repayment in relation to a Senior Note is made by the Issuer other than on the day specified in the notice delivered pursuant to Clause 9.3 (Mandatory Redemption in Whole or Part upon Prepayment or Repayment under the relevant FleetCo Facility Agreement) of the relevant Senior Note; or

(iii)	any payment of interest in relation to a Senior Advance is made by the Issuer to the relevant Senior Noteholder other than on the relevant Settlement Date,

the Issuer shall indemnify each relevant Senior Noteholder and (unless the loss, cost or expense occurs as a result of a Breach of Duty by the Transaction Agent) the Transaction Agent in the case of (i), (ii) and (iii) above against any loss, cost or expense incurred (A) by such Senior Noteholder as a result of such occurrence, including, without limitation, any loss, cost or expense (including any applicable VAT which the relevant Senior Noteholder can neither obtain a credit for or repayment of in respect thereof) incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the relevant Senior Noteholder to fund or maintain outstanding Senior Note or (B) by the Transaction Agent by reason of failing to receive the information required to be provided to it in accordance with the terms of this Agreement other than, in the case of (ii) or (iii) above, where the relevant Senior Noteholder has received Break Costs in accordance with Clause 8.5 (Break Costs).

12.2	Currency Indemnity

12.2.1	If any sum (a “Sum”) due from the Issuer under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Issuer; or

(ii)	obtaining or enforcing an order or judgment in any court,

the Issuer shall indemnify the Senior Noteholders from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Senior Noteholders at the time of receipt of such Sum.

12.2.2	The Issuer waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency or a currency unit other than that in which it is expressed to be payable.

12.2.3	If the Issuer makes a payment in any currency other than Euro, the Issuer shall as an independent obligation, within three Business Days of demand, indemnify the relevant Senior Noteholder against any cost, loss or liability arising out of or as a result of the Senior Noteholder receiving that payment in a currency other than Euro (including, without limitation, the difference between the due amount in Euro and the Euro amount purchased by the Senior Noteholders by selling the amount in the currency received from the Issuer).

13	Taxes

13.1	Payment Free of Tax

Any and all payments made by the Issuer under this Agreement shall be made free and clear of and without deduction or withholding on account of any Taxes, unless such deduction or withholding is required by law.

13.2	Notification of Requirement for Tax Deduction

The Issuer shall promptly upon becoming aware that the Issuer must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Issuer Cash Manager, the Central Servicer and the Transaction Agent accordingly.

13.3	Tax Gross-Up

13.3.1	Subject to Clause 13.3.2 below, if a Tax Deduction is required by law to be made by the Issuer, the amount of the payment due from the Issuer shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been made or required to be made.

13.3.2	A payment shall not be increased under Clause 13.3.1 above by reason of a Tax Deduction, on account of Tax imposed by any relevant Tax Authority, if on the date on which the payment falls due the payment could have been made to the relevant Senior Noteholder without a Tax Deduction if the Senior Noteholder had been a Qualifying Senior Noteholder, but on that date that Senior Noteholder is not or has ceased to be a Qualifying Senior Noteholder other than as a result of any change after the date it became a Senior Noteholder under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant Tax Authority.

13.3.3	FATCA Deduction and gross-up:

(i)	If the Issuer is required to make a FATCA Deduction, the Issuer shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(ii)	If a FATCA Deduction is required to be made by the Issuer, the amount of the payment due from the Issuer shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(iii)	The Issuer shall, promptly upon becoming aware that the Issuer must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction), notify the Transaction Agent accordingly. Similarly, a Senior Noteholder(s) shall notify the Transaction Agent on becoming so aware in respect of a payment payable to that Senior Noteholder. If the Transaction Agent receives such notification from a Senior Noteholder it shall notify the Issuer, the Central Servicer and the Issuer Cash Manager.

(iv)	Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Issuer shall deliver to the Transaction Agent for the Senior Noteholder entitled to the payment evidence reasonably satisfactory to that Senior Noteholder that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

13.4	Stamp Taxes

The Issuer shall pay and on demand, indemnify each of the Senior Noteholders against any present or future stamp, documentary and other similar taxes, charges and levies that arise from any payment made under this Agreement or under a Senior Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or a Senior Note.

14	Nature of a Senior Noteholder’s Rights and Obligations

Unless otherwise agreed to by all the Senior Noteholders:

(i)	the obligations of each Senior Noteholder under this Agreement are several;

(ii)	failure by a Senior Noteholder to perform its obligations does not affect the obligations of any other Party under this Agreement;

(iii)	no Senior Noteholder is responsible for the obligations of any other Senior Noteholder under this Agreement;

(iv)	the rights of a Senior Noteholder under this Agreement are separate and independent rights;

(v)	a Senior Noteholder may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement; and

(vi)	a debt arising under this Agreement to a Senior Noteholder is a separate and independent debt.

15	Representations and Warranties

15.1	Issuer Representations and Warranties

The Issuer represents and warrants to each of the Senior Noteholders the matters set out in clause 3.1 (Issuer Representations and Warranties) of the Framework Agreement.

15.2	Senior Noteholder Representations and Warranties

Each Senior Noteholder severally (and not jointly) represents and warrants to the Issuer that:

15.2.1	it is duly incorporated with limited liability under the laws of its jurisdiction of incorporation;

15.2.2	(a) the documents which contain or establish the constitution of the Senior Noteholder include provisions which give power, and all necessary corporate authority has been obtained and action taken, for the Senior Noteholder to sign and deliver, and perform the transactions contemplated in, this Agreement and the agreements entered into in connection with this Agreement; and (b) this Agreement and the agreements entered into by the Senior Noteholder in connection with this Agreement constitute valid, legal and binding obligations of the Senior Noteholder;

15.2.3	neither the signing and delivery of this Agreement nor the performance of any of the transactions contemplated in it does or will contravene or constitute a default under, or cause to be exceeded any limitation on the Senior Noteholder or the powers of its directors imposed by or contained in:

(a)	any applicable law; or

(b)	the documents which contain or establish its constitution;

15.2.4	it is a Qualifying Senior Noteholder;

15.2.5	in the case of a Senior Noteholder who satisfies the condition in paragraph A of the definition of “Qualifying Senior Noteholder”, it has duly executed the declaration form as set out in Schedule 9 to this Agreement and provided such form to the Issuer (with a copy to the Issuer Cash Manager and the Issuer Account Bank); and

15.2.6	in the case of a Senior Noteholder which is a Financial Institution, it has a minimum long-term unsecured rating of BBB from S&P or Fitch or Baa2 from Moody’s.

15.3	Times for Making Representations and Warranties

The representations and warranties set out in this Clause 15 (Representations and Warranties):

(i)	are made on the date of this Agreement; and

(ii)	in respect of the Issuer in relation to itself, are deemed to be repeated by it accordance with clause 3.1 (Issuer Representations and Warranties) of the Framework Agreement.

16	Covenants

16.1	The Issuer hereby undertakes to each of the Senior Noteholders to comply with clauses 4.1 (General undertakings of the Issuer) of the Framework Agreement and with the selling restrictions set out in Schedule 6 (Selling Restrictions).

16.2	Each Senior Noteholder, for so long as it holds a Senior Note, covenants to the Issuer that it will comply with the selling restrictions set out in Schedule 6 (Selling Restrictions).

17	Acceleration

The Parties acknowledge and agree that on and at any time after the delivery of an Issuer Enforcement Notice, the Issuer Security Trustee shall act in accordance with clause 8.5.1 (Issuer Event of Default) of the Framework Agreement.

18	Costs, Expenses and Indemnification

18.1	Costs re Preparation of this Agreement, etc.

18.1.1

The Issuer agrees to pay all costs and expenses of the Transaction Agent, the Issuer Security Trustee, the Issuer Cash Manager, the Registrar and each of the Senior Noteholders in connection with the preparation, execution, delivery.

modification and amendment of this Agreement and the Senior Notes and the other documents to be delivered hereunder and thereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Issuer Cash Manager, the Issuer Security Trustee, the Transaction Agent, and each of the holders of the Senior Notes and with respect to advising the Transaction Agent, the Issuer Cash Manager, the Issuer Security Trustee, each of the holders of the Senior Notes as to its rights and responsibilities under this Agreement, the Senior Notes and such other Transaction Documents to which the Issuer is a Party.

18.1.2	The Issuer agrees to pay the costs and expenses incurred by each Senior Noteholder in relation to obtaining any ratings confirmation of a Conduit in connection with a transfer in accordance with the terms of this Agreement from one member of a Senior Noteholder Group to another member of such Senior Noteholder Group which is a Conduit.

18.2	Costs re Enforcement of this Agreement, etc.

The Issuer agrees to pay (in accordance with the applicable Issuer Priority of Payment) all costs and expenses, if any (including, without limitation, any applicable stamp duty, stamp duty reserve tax, or other similar taxes or duties, and counsel fees and expenses), of the Registrar, the Transaction Agent, the Issuer Cash Manager, the Issuer Security Trustee and each of the holders of the Senior Notes in connection with the enforcement of or the preservation of any rights under this Agreement, the Senior Notes, the other Transaction Documents to which it is a Party and the other documents to be delivered hereunder and thereunder.

18.3	Increased Costs

18.3.1	Subject to Clause 18.3.3 below, the Issuer shall, within 10 Business Days of a demand by the Transaction Agent (delivered to the Issuer and copied to the Issuer Cash Manager and the Issuer Security Trustee together with a certificate confirming the amount of the Increased Costs incurred by the relevant Senior Noteholders), pay for the account of a Senior Noteholder the amount of any Increased Cost incurred by that Senior Noteholder or any of its Affiliates as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation made after the date of this Agreement.

18.3.2	A Senior Noteholder intending to make a claim pursuant to this Clause 18.3 shall promptly notify the Transaction Agent as soon as possible after it becomes aware of such event giving rise to the claim and the amount of the claim, following which the Transaction Agent shall promptly notify the Issuer (copying the Issuer Cash Manager and the Issuer Security Trustee).

18.3.3	This Clause 18.3 does not apply to the extent any Increased Cost is:

(i)	compensated for by the payment of the Mandatory Cost;

(ii)	attributable to the wilful breach by the relevant Senior Noteholder or any of its Affiliates of any law or regulation;

(iii)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards,

a Revised Framework” published by the Basel Committee on Banking Supervision (“BCBS”) in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, a Senior Noteholder or any of its Affiliates) (but excluding any amendment arising out of (A) “Basel III: A global regulatory framework for more resilient banks and banking systems”, (B) “Basel III: international framework for liquidity risk measurement, standards and monitoring”, (C) “Guidance for national authorities operating the countercyclical capital buffer”, in the case of (A), (B) and (C) published by the BCBS on 16 December 2010 each as amended, supplemented or restated, (D) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated or (E) any further guidance or standards in relation to the “Basel 3 framework” published by the BCBS regarding Basel III ((A)-(D) being “Basel III”));

(iv)	attributable to the implementation or application of or compliance with any Bank Levy or any other law or regulation which implements any Bank Levy (whether such implementation, application or compliance is by a government, regulator, Senior Noteholder or any of its Affiliates);

(v)	attributable to a FATCA Deduction required to be made by an Obligor or a Finance Party; or

(vi)	compensated for by Clause 13.3 (Tax Gross-Up) (or would have been so compensated but for the exclusion in Clause 13.3.2 applying).

For the purposes of item (iv) above, “Bank Levy” means:

(a)	the bank levy imposed by the United Kingdom government under the Finance Act 2011;

(b)	the bank levy imposed by the French Government under the article 235 ter ZE of the Code Général des Impôts;

(c)	the bank levy imposed by the German Government under the Bank Restructuring Fund Regulation (Restrukturierungsfonds-verordnung, Fed. Law Gazette 1 2011, p.1406) which has been issued pursuant to the provisions of the Bank Restructuring Fund Act (Restrukturierungsfondsgesetz, Fed. Law Gazette 1 2010, p.1900, 1921); and

(d)	any other levy or Tax of a similar nature, which is imposed by reference to the assets and liabilities of any financial institution in any jurisdiction and which has been publicly announced at the date of this Agreement, in each case in the form existing on the date of this Agreement.

18.4	Costs Indemnity

The Issuer agrees to indemnify the Transaction Agent, the Issuer Security Trustee, the Issuer Cash Manager, the Registrar each of the Senior Noteholders and their respective

Affiliates, directors, officers, employees and agents (each, an “Indemnified Party”) against any cost, loss or liability incurred by that Indemnified Party as a result of:

(a)	the occurrence of any Event of Default; or

(b)	investigating any event which it reasonably believes is a Default; or

(c)	funding, or making arrangements to fund, its participation in a Senior Advance requested by the Issuer in a Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Indemnified Party alone); or

(d)	a failure by the Issuer to pay any amount due under an Issuer Transaction Document on its due date; or

(e)	acting or relying on any notice, request or instruction given pursuant to a Transaction Document which it reasonably believes to be genuine, correct and appropriately authorised.

19	Mitigation by the Senior Noteholders

19.1.1	Each Senior Noteholder shall, in consultation with the Issuer, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 13.2 (Tax Gross-Up), Clause 18.3 (Increased Costs) or paragraph 2 of Schedule 4 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate.

19.1.2	Paragraph (a) above does not in any way limit the obligations of the Issuer under the Transaction Documents.

19.1.3	The Issuer shall promptly indemnify each Senior Noteholder for all costs and expenses reasonably incurred by that Senior Noteholder as a result of steps taken by it under this Clause 19.

19.1.4	A Senior Noteholder is not obliged to take any steps under this Clause 19 if, in the opinion of that Senior Noteholder (acting reasonably), to do so might be prejudicial to it.

20	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Issuer, the Issuer Cash Manager, the Transaction Agent, the Registrar and the Issuer Security Trustee and each of the Senior Noteholders and each of their respective successors and assigns.

21	Changes to the Parties

21.1	Assignments and Transfers by the Issuer

The Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Issuer Security Trustee and the Transaction Agent, otherwise than in accordance with the Issuer Deed of Charge.

21.2	Assignments and Transfers by the Issuer Security Trustee

The Issuer Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement without the prior written consent of any person to any successor Issuer Security Trustee in exercise of its rights under the Issuer Deed of Charge, provided such assignment is in accordance with the Issuer Deed of Charge.

21.3	Assignments and Transfers by the Issuer Cash Manager

The Issuer Cash Manager may at its sole discretion assign all or any of its rights under or in respect of this Agreement without the prior written consent of any person to any successor Issuer Cash Manager in exercise of its rights under the Issuer Cash Management Agreement, provided such assignment is in accordance with the Issuer Cash Management Agreement.

21.4	Transfers by Senior Noteholders; Accession of further Senior Noteholders

Any (i) Senior Noteholder, that is a Party hereto at the time of determination (an “Existing Senior Noteholder”) which wishes to reduce its Senior Noteholder Commitment and/or transfer its Senior Noteholder Principal Amount Outstanding, or (ii) Existing Senior Noteholder that is a Conduit, which wishes to enter into a Liquidity Facility Arrangement with a new or additional Liquidity Provider, may transfer all or any of its rights and obligations under this Agreement to (a) an Acceding Senior Noteholder, upon which such Acceding Senior Noteholder will accede to and be a Party to this Agreement or (b) another Existing Senior Noteholder who is a Party hereto at the time of determination, in each case provided that:

(i)	in the case of an Acceding Senior Noteholder, the Acceding Senior Noteholder accedes to the terms of the Issuer Transaction Documents to which the Senior Noteholders are a party by duly executing and entering into a document in the form set out in part 2 (Form of Senior Noteholder Accession Deed) of schedule 6 (Forms of Accession Deed) to the Framework Agreement (the “Senior Noteholder Accession Deed”);

(ii)	in the case of an Acceding Senior Noteholder that is a Conduit:

(a)	such Conduit confirms that it has entered into an appropriate Liquidity Facility Arrangement or Liquidity Facility Arrangements with one or more Liquidity Provider, each as the context shall require; and

(b)	if applicable, a Rating Agency Affirmation has been received from the relevant Rating Agency;

(iii)	in the case of an Acceding Senior Noteholder, the Acceding Senior Noteholder is a Qualifying Senior Noteholder and, in the case of a Senior Noteholder who satisfies the condition in paragraph A of the definition of “Qualifying Senior Noteholder”, it has duly executed a Quoted Eurobond WHT Form substantially in the form of Schedule 9 to this Agreement (Quoted Eurobond WHT Form) and provided such form to the Issuer (with a copy to the Issuer Cash Manager and the Issuer Account Bank);

(iv)	in the case of an Acceding Senior Noteholder which is a Financial Institution, such Financial Institution has a minimum long-term unsecured rating of BBB from S&P or Fitch or Baa2 from Moody’s;

(v)	in the case of an Acceding Senior Noteholder, such transfer is in compliance with Clause 2 (Form, Denomination, Title and Register of Senior Notes) and the selling restrictions in Schedule 6 (Selling Restrictions) and that the Senior Noteholder Commitment or the Senior Note Principal Amount Outstanding that is the subject of the transfer is at least €100,000;

(vi)	in the case of a transfer of the Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment in whole or in part, a form of transfer substantially set out in Schedule 7 (Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior Noteholder Commitment) to this Agreement is delivered to the Registrar, the Issuer Cash Manager and the Transaction Agent;

(vii)	each Senior Noteholder involved in the transfer has entered into a new Senior Noteholder Fee Letter specifying, amongst other things, its Senior Noteholder Commitment; and

(viii)	(other than in the case of an transfer to another member of the relevant Senior Noteholder Group) prior written consent of the Central Servicer has been obtained (such consent not to be unreasonably withheld or delayed).

With respect to an Acceding Senior Noteholder, if each of the conditions noted in 21.4(i) to (viii) above have been satisfied, the Issuer shall provide a Note Certificate to the Acceding Senior Noteholder.

21.5	Replacement Senior Noteholder

21.5.1	If:

(i)	a Senior Noteholder has become and continues to be a Defaulting Senior Noteholder; or

(ii)	at any time on or after the date which is six months before the earliest FATCA Application Date for any payment by the Issuer to a Senior Noteholder (or to the Transaction Agent for the account of that Senior Noteholder), that Senior Noteholder is not, or has ceased to be, a FATCA Exempt Party and, as a consequence, the Issuer will be required to make a FATCA Deduction from a payment to that Senior Noteholder (or to the Transaction Agent for the account of that Senior Noteholder) on or after that FATCA Application Date; or

(iii)	the Issuer becomes obliged to pay additional amounts pursuant to Clause 13.3 (Tax Gross-Up) or Clause 18.3 (Increased Costs) to a Senior Noteholder,

then the Issuer may, at any time by giving at least three (3) Business Days’ prior written notice to such Senior Noteholder (copied to the Transaction Agent, the Issuer Security Trustee, the Issuer Cash Manager and the Central Servicer), replace such Senior Noteholder (such Senior Noteholder being the “Replaced Senior Noteholder”) by requiring the Replaced Senior Noteholder to (and, to the extent permitted by law, such Replaced Senior Noteholder shall) transfer all (and not part only) of its rights and obligations under this Agreement to any one or more Conduits or Financial Institutions or to any Avis entity (provided that, transfer to such Avis entity would not result in the Issuer being required to pay additional amounts under Clause 13.3 (Tax Gross-Up)), including an Existing Senior Noteholder, (each, a “Replacement Senior Noteholder”) selected by the Issuer, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the Replaced Senior Noteholder for a purchase price at par in cash payable to the Replaced Senior Noteholder at the time of transfer in an amount equal to the Senior Note Principal Amount Outstanding on the Senior Notes of the Replaced Senior Noteholder plus all accrued interest, Break Costs, Non-Utilisation Fees, and other fees, costs and expenses due in accordance with the Transaction Documents to that Replaced Senior Noteholder.

For the purpose of this Clause 21.5, “Defaulting Senior Noteholder” means any Senior Noteholder:

(a)	who has failed to make a Senior Advance by the relevant Senior Advance Drawdown Date, unless its failure to pay is (a) caused by an administrative or technical error or a Force Majeure Event and payment is made within five (5) Business Days of its due date or (b) the Senior Noteholder is disputing in good faith whether it is contractually obliged to make the payment in question; or

(b)	who has otherwise rescinded or repudiated a Transaction Document.

21.5.2	The replacement of a Senior Noteholder pursuant to this Clause 21.5 shall be subject to the following conditions:

(i)	the Issuer has paid all amounts due and payable to the Replaced Senior Noteholder pursuant to Clause 13.3 (Tax Gross-Up) or Clause 18.3 (Increased Costs);

(ii)	the Issuer shall have no right to replace the Transaction Agent or the Issuer Security Trustee by virtue of this Clause 21.5;

(iii)	neither the Transaction Agent nor the Replaced Senior Noteholder (nor any other Party) shall have any obligation to the Issuer to find a Replacement Senior Noteholder;

(iv)	the transfer must take place no later than 30 (thirty) Business Days after the delivery of the notice in Clause 21.5.1 above;

(v)	in no event shall the Replaced Senior Noteholder be required to pay or surrender to the Replacement Senior Noteholder any of the fees received by the Replaced Senior Noteholder pursuant to the Transaction Documents;

(vi)	the Replaced Senior Noteholder shall only be obliged to transfer its rights and obligations once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Senior Noteholder (provided that the Replaced Senior Noteholder shall perform such checks as soon as reasonably practicable following delivery of a notice referred to in Clause 21.5.1 and shall notify the Transaction Agent, the Central Servicer and the Issuer when it is satisfied that it has complied with those checks);

(vii)	if the Replacement Senior Noteholder is not an Existing Senior Noteholder, it shall accede to the terms of this Agreement by duly executing and entering into a Senior Noteholder Accession Deed;

(viii)	if the Replacement Senior Noteholder is not an Existing Senior Noteholder, a Further Senior Note shall be issued by the Issuer and subscribed for by the Replacement Senior Noteholder(s) and a Note Certificate shall be provided to such Replacement Senior Noteholder;

(ix)	the Senior Noteholder Commitment of the Replaced Senior Noteholder shall be reduced to zero and any Senior Notes of that Replaced Senior Noteholder then outstanding shall be redeemed and/or cancelled in accordance with Clause 9.4 (Cancellation); and

(x)	the conditions of Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) must be satisfied, as if references to “Acceding Senior Noteholder” are to “Replacement Senior Noteholder”.

If each of the conditions noted in 21.5.2(i) to (ix) above have been satisfied, the Issuer shall, where such Replacement Senior Noteholder is not an Existing Senior Noteholder, provide a Note Certificate to the Replacement Senior Noteholder (with a copy to the Registrar), and the Registrar shall reflect such changes (of which it is notified) in the Register.

21.6	Senior Noteholder Groups

Any Senior Noteholder may, at any time, establish an investor group (a “Senior Noteholder Group”) comprising itself and its Affiliate and/or any sponsored conduit, provided that if such Affiliate or such sponsored conduit is not already a Senior Noteholder, such Affiliate must satisfy the provisions of Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) and accede to this Agreement.

22	Terms of Appointment of the Registrar; Changes in Registrar

22.1	Appointment

The Issuer appoints the Registrar at its Specified Office as its agent in relation to the Senior Notes for the purposes specified in this Agreement and all matters incidental thereto.

22.2	Acceptance of appointment

The Registrar accepts its appointment as agent of the Issuer in relation to the Senior Notes and shall perform all matters expressed to be performed by it in this Agreement.

22.3	Rights and powers

The Registrar may, in connection with its services hereunder:

22.3.1	Absolute owner: except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice of ownership, trust or any other interest therein, treat the person entered in the Register as the owner of any Senior Note as the absolute owner thereof;

22.3.2	Correct terms: assume that the terms of each Senior Note as issued are correct;

22.3.3	Determination by Issuer and the Transaction Agent: refer any question relating to the ownership of any Senior Note or the contents of the Register or the adequacy and sufficiency of any evidence supplied in connection with the replacement of any of the same to the Issuer and the Transaction Agent for determination by the Issuer and the Transaction Agent and shall rely upon any determination so made without any liability to any person;

22.3.4	Genuine documents: rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

22.3.5	Lawyers and professional advisers: (i) engage the advice or services of any lawyers or other professional advisers whose advice or services it considers necessary and rely upon any advice so obtained and (ii) failure to consult any lawyers shall not be construed as evidence of the Registrar not acting in good faith; and

22.3.6	Expense or liability: treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

22.4	Extent of Duties

The Registrar shall only be obliged to perform the duties set out herein. The Registrar shall not:

(i)	Fiduciary duty: be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer;

(ii)	Enforceability of any Senior Note: be responsible for or liable in respect of the legality, validity or enforceability of any Senior Note or any act or omission of any other person; or

(iii)	No agency or trust relation to any Senior Note transferor or transferee: assume any relationship of agency or trust to any transferor or transferee, or potential transferor or transferee, of each Senior Note or any portion of the Senior Note Principal Amount Outstanding, and shall act solely as agent of the Issuer.

22.5	Resignation

The Registrar may resign its appointment as the agent of the Issuer hereunder and/or in relation to the Senior Note upon the expiration of not less than 30 days’ notice to that effect by the Registrar to the Issuer and the other parties hereto provided that:

(i)	Payment date: if in relation to any Senior Note any such resignation which would otherwise take effect less than three (3) Business Days before or after the date for redemption of such Senior Note or any interest or other payment date in relation to any such Senior Note, such resignation shall not take effect, in relation to such Senior Note only, until the third day following such date; and

(ii)	Successors: in respect of any Senior Note, such resignation shall not be effective until a successor thereto has been appointed pursuant to Clause 22.8 (Additional and successor registrar) or in accordance with Clause 22.9 (Registrar may appoint successors) and notice of such appointment has been given in accordance with this Agreement.

22.6	Revocation

The Issuer may revoke its appointment of the Registrar as its agent hereunder and/or in relation to any Senior Note by not less than 30 days’ notice to that effect to the Registrar,

provided that such revocation shall not be effective until a successor thereto has been appointed by the Issuer as its agent in relation to such Senior Note and notice of such appointment has been given in accordance with this Agreement.

22.7	Automatic termination

22.7.1	The appointment of the Registrar shall terminate forthwith if the Registrar becomes incapable of acting, a Third Party Insolvency Event occurs and is continuing in relation to the Registrar or a Third Party Insolvency Proceeding has commenced and is outstanding against the Registrar.

22.7.2	If the appointment of the Registrar is terminated in accordance with this Clause 22.7, the Issuer shall forthwith appoint a successor in accordance with Clause 22.8 (Additional and successor registrar).

22.8	Additional and successor registrar

The Issuer may appoint a successor registrar and shall forthwith give notice of any such appointment to the holders of the Senior Note and the other parties hereto, whereupon the Issuer and the additional or successor registrar shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

22.9	Registrar may appoint successors

If the Registrar gives notice of its resignation in accordance with Clause 22.5 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 22.8 (Additional and successor registrar), the Registrar may itself appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Parties to this Agreement, whereupon the Issuer and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

22.10	Release

Upon any resignation or revocation taking effect under Clause 22.5 (Resignation) or Clause 22.6 (Revocation) or any termination taking effect under Clause 22.7 (Automatic termination), the Registrar shall:

(i)	Discharge: be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 23 (Registrar’s Fees and Expenses));

(ii)	Registrar’s records: deliver to the Issuer and its successor a copy, certified as true and up to date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 2.2 (Register of Senior Notes); and

(iii)	Moneys and papers: forthwith (upon payment to it of any amount due to it in accordance with Clause 23 (Registrar’s Fees and Expenses)) transfer all moneys and papers to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

22.11	Merger

Any legal entity into which the Registrar is merged into, converted into or transferred to, any legal entity resulting from any merger, conversion or transfer to which such Registrar is a party shall, to the extent permitted by applicable law, be the successor to such Registrar without any further formality, whereupon the Issuer and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger, conversion or transfer shall forthwith be given by such successor to the Issuer and the Registered Holders and the other parties hereto.

22.12	Changes in Specified Offices

If the Registrar decides to change its Specified Office (which may only be effected within the same country unless the prior written approval of the Issuer has been obtained), it shall give notice to the Transaction Agent and the Issuer (with a copy to the Issuer Cash Manager and the Issuer Security Trustee) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than thirty (30) days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the Registrar is to terminate pursuant to any of the foregoing provisions of this Clause 22 on or prior to the date of such change) give notice thereof to the Registered Holders and the other Parties hereto.

23	Registrar’s Fees and Expenses

23.1	Fees

The Issuer shall pay (in accordance with the applicable Issuer Priority of Payment) to the Registrar for account of the Registrar such fees as may have been separately agreed between, amongst others, the Registrar and the Issuer in respect of the services of the Registrar hereunder (plus any applicable VAT) and the Registrar shall notify the Issuer Cash Manager (in advance) of such fees payable.

23.2	Expenses

The Issuer shall on demand (but in accordance with the applicable Issuer Priority of Payment) reimburse the Registrar for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable VAT), and the Registrar shall notify the Issuer Cash Manager in respect of expenses due and payable.

23.3	Taxes

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and the Issuer shall indemnify the Registrar on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable VAT) which it may incur or which may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Issuer under this Clause 23 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Registrar of such amounts as would have been received by it if no such withholding or deduction had been required.

23.4	Registrar’s Indemnity

The Issuer shall indemnify the Registrar against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions under this Agreement except such as may result from the negligence, wilful default or fraud of the Registrar or that of its officers, employees, sub-contractors or delegates.

24	Delegation by the Issuer to the Issuer Cash Manager

The parties hereto acknowledge and agree that the Issuer may (with the prior agreement of the Issuer Cash Manager) delegate all or part of its obligations under this Agreement to the Issuer Cash Manager and the Parties hereto are hereby notified of such delegation. The Parties hereto shall treat all notices or determinations communicated by the Issuer Cash Manager as being delivered by (or on behalf of) the Issuer.

25	Incorporation of Common Terms

The Common Terms shall be incorporated by reference into this Agreement. If there is any conflict between the Common Terms as incorporated by reference into this Agreement and the other provisions of this Agreement, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law.

26	Governing Law

This Agreement and any non-contractual obligations arising out of it or in connection with it shall be governed by English law.

27	Jurisdiction

27.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

27.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no such Party will argue to the contrary.

27.3	This Clause 27 is for the benefit of the Issuer Secured Creditors only. The Issuer Secured Creditors shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, such Parties may take concurrent proceedings in any number of jurisdictions.

28	Service of Process

28.1	Without prejudice to any other mode of service allowed under any relevant law, the Issuer:

(a)	irrevocably appoints Avis Finance Company Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Transaction Document to which it is a party; and

(b)	agrees that failure by a process agent to notify the Issuer of the process will not invalidate the proceedings concerned.

28.2	If for any reason such agent shall cease to be such agent for the service of process, the Issuer shall forthwith appoint a new agent for service of process in England and deliver to the Transaction Agent and the other parties hereto a copy of the new agent’s acceptance of that appointment within 30 days.

28.3	Nothing shall affect the right to serve process in any other manner permitted by law.

29	Third Parties Rights

29.1	Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement.

29.2	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

In witness whereof this Agreement has been entered into by the Parties hereto on the day and year first above written.

Schedule 1

Initial Senior Noteholders

1	BANK OF AMERICA NATIONAL ASSOCIATION, LONDON BRANCH, a national banking association organised and existing under the laws of the United States of America, acting for the purposes of this Agreement through its London branch, with registered number FC 002984 and registered office at 2, King Edward Street, London EC1A 1HQ.

2	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme organised and existing under the laws of France whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade registry of Nanterre under number 304187701 RCS Nanterre.

3	DEUTSCHE BANK AG, LONDON BRANCH, an Aktiengesellschaft incorporated under the laws of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12, 60235, Frankfurt am Main, Germany, acting through its London Branch operating in the United Kingdom under branch number BR00005, whose address is at Winchester House, 1 Great Winchester Street, London EC2N 2DB.

4	NATIXIS, a limited liability company incorporated under the laws of France with registered number 542044524 Paris and registered office at 30 Avenue Pierre Mendès-France-75013 Paris, France.

5	SCOTIABANK EUROPE PLC, a public limited company incorporated under the laws of England and Wales with registered number 00817692 and registered office at 201 Bishopsgate, 6th Floor, London EC2M 3NS.

Schedule 2

Form of Senior Noteholder Commitment Letter

[DATE]

[—]

(the “Senior Noteholder”)

[REGISTERED ADDRESS]

Copy to:

1.	Crédit Agricole Corporate and Investment Bank (as the Transaction Agent)

9, quai du Président Paul Doumer

92920 Paris la Défense

France

2.	Deutsche Trustee Company Limited (as the Issuer Security Trustee)

Winchester House

1 Great Winchester Street

London EC2N 2DB

3.	Deutsche Bank AG, London Branch (as the Issuer Cash Manager)

Winchester House

1 Great Winchester Street

London EC2N 2DB

4.	Avis Finance Company Limited (as the Central Servicer)

Avis House, Park Road, Bracknell

Berkshire RG12 2EW

Dear Sirs

Avis Europe Fleet Securitisation – Senior Noteholder Fee Letter in relation to the Commitment Fee, Non-Utilisation Fee and Margin Letter

1	General

1.1	We refer to the Framework Agreement and the Issuer Note Issuance Facility Agreement (the “Agreements”). This is a Senior Noteholder Fee Letter.

1.2	Unless otherwise defined in this Senior Noteholder Fee Letter or the context requires otherwise, capitalised words and expressions used in this Senior Noteholder Fee Letter have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the “Master Definitions Agreement”) (as the same may be amended, varied or supplemented from time to time).

1.3	The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein and as if references therein to “this Agreement” were to this Senior Noteholder Fee Letter.

1.4	Each of (i) the Issuer (a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland) and (ii) the Senior Noteholder ([insert details of registered address and company registration number or equivalent]1), acknowledges the rights, duties, discretions and obligations set out within the Framework Agreement and acknowledges that this Senior Noteholder Fee Letter should be read in conjunction with the Framework Agreement.

1.5	The Common Terms shall be incorporated by reference into this Senior Noteholder Fee Letter. If there is any conflict between the Common Terms as incorporated by reference into this Senior Noteholder Fee Letter and the other provisions of this Senior Noteholder Fee Letter, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law.

1.6	If there is any inconsistency between the definitions given in this Senior Noteholder Fee Letter and those given in the Master Definitions Agreement or any other Transaction Documents, the definitions set out in this Senior Noteholder Fee Letter will prevail.

2	Senior Noteholder Commitment

We refer to the Issuer Note Issuance Facility Agreement. The Senior Noteholder Commitment of the above named Senior Noteholder with effect from [—] is €[—].

3	Commitment Fees

3.1	The commitment fees payable to the Senior Noteholder pursuant to the Agreements (the “Commitment Fees”) amounts to [—] per cent. of the Senior Noteholder Commitment (as set out in Clause 2), being €[—] and is payable on the Initial Funding Date.

4	Non-Utilisation Fees

The Non-Utilisation Fees referred to in clause 7.4 of the Issuer Note Issuance Facility Agreement amounts to:

(a)	if the extent of the Senior Noteholder Commitment that is utilised is less than 50 per cent. of the Senior Noteholder Commitment, then [—] per cent. of the Senior Noteholder Available Commitment; and

(b)	if the extent of the Senior Noteholder Commitment that is utilised is 50 per cent. or more of the Senior Noteholder Commitment, then [—] per cent. of the Senior Noteholder Available Commitment,

calculated on a daily basis, and is payable, if applicable, on each Settlement Date.

5	Senior Advance Margin

5.1	We refer to the definition of “Interest Rate” in clause 1 of the Master Definitions Agreement.

5.2	The Senior Advance Margin payable to the Senior Noteholder pursuant to the Agreements amounts to:

[1]	Senior Noteholder to provide the legal name, registered address and company registration number.

5.2.1	if the Senior Notes are not rated by any Rating Agency approved by the Transaction Agent or if the Senior Notes (if rated) are not rated at least “A” by DBRS, [—] per cent.; and

5.2.2	if the Senior Notes are rated at least “A” by DRBS, [—] per cent., provided that such Senior Advance Margin applies from and including the Settlement Date following the date on which Senior Notes are so rated, and is payable on each Settlement Date.

6	Payments

6.1	Payment of the fees under this Senior Noteholder Fee Letter should be made to the following account:

[Account details to be inserted]2

6.2	The amounts payable under this Senior Noteholder Fee Letter:

6.2.1	are non-refundable and non-creditable against other fees payable in connection with the Framework Agreement and the Issuer Note Issuance Facility Agreement; and

6.2.2	shall be paid in full, without (and free and clear of any deduction for) set-off or counterclaim.

6.3	The fees payable pursuant to this letter are exclusive of any VAT or similar charge. If any VAT or similar charge is chargeable in connection with this fee, the Issuer shall pay that VAT or similar charge at the same time as it pays this fee.

6.4	All payments shall be paid without any deduction or withholding for or on account of tax (a “Tax Deduction”) unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

7	Governing law

This Senior Noteholder Fee Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully

CARFIN FINANCE INTERNATIONAL LIMITED

By:

Agreed and accepted by

[SENIOR NOTEHOLDER]

By:

[2]	If the Interest Rate is paid into an account different from the above, please provide those account details for the payment of Senior Advance Margin.

Schedule 3

Senior Note Certificate

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OF AMERICA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT).

SERIAL NO. [—]

CARFIN FINANCE INTERNATIONAL LIMITED

(a private limited company incorporated under the laws of Ireland with registered number 463656)

(“Issuer”)

This senior note (the “Senior Note”) is issued by the Issuer and is constituted by the issuer note issuance facility agreement (the “Issuer Note Issuance Facility Agreement”) dated [—] and made between, inter alios, the Issuer, Crédit Agricole Corporate and Investment Bank and [—]. This Senior Note is issued subject to, and with the benefit of, the terms and conditions contained in the Issuer Note Issuance Facility Agreement, which are incorporated by reference herein. Terms used herein have the respective meanings specified in the Issuer Note Issuance Facility Agreement.

THIS IS TO CERTIFY that [—] is the registered holder (the “Senior Noteholder”) of this Senior Note of its Senior Note Principal Amount Outstanding, as recorded in the Register. For value received, the Issuer, subject to and in accordance with the Issuer Note Issuance Facility Agreement, promises to pay to the registered holder of this Senior Note on the relevant Senior Advance Repayment Date amounts owing to it in the manner specified in the Issuer Note Issuance Facility Agreement.

This Senior Note is in registered form and is not transferable in part.

SIGNED AND DELIVERED as a deed	)
by a duly authorised attorney of	)
CARFIN FINANCE INTERNATIONAL	)
LIMITED	)
in the presence of:	)

Witness’s signature:

Witness’s name

(in capitals):

Witness’s address

ISSUED as of [—]

Schedule 4

Mandatory Cost

1	The Mandatory Cost is an addition to the interest rate to compensate Senior Noteholders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Senior Advance Interest Period (or as soon as possible thereafter) the Transaction Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Senior Noteholder, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Transaction Agent as a weighted average of the Senior Noteholders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Senior Noteholder in the relevant Senior Advance) and will be expressed as a percentage rate per annum.

3	The Additional Cost Rate for any Senior Noteholder lending from a Facility Office in a Participating Member State will be the percentage notified by that Senior Noteholder to the Transaction Agent. This percentage will be certified by that Senior Noteholder in its notice to the Transaction Agent to be its reasonable determination of the cost (expressed as a percentage of that Senior Noteholder’s participation in all Senior Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Senior Noteholder lending from a Facility Office in the United Kingdom will be calculated by the Transaction Agent as follows:

in relation to a sterling Senior Advance:

AB + C(B - D) + E × 0.01	per cent. per annum
100 – (A + C)

in relation to a Senior Advance in any currency other than sterling:

E × 0.01	per cent. per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Senior Noteholder is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Senior Advance Margin and the Mandatory Cost and, if the Senior Advance is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.7 (Default interest)) payable for the relevant Senior Advance Interest Period on the Senior Advance.

C	is the percentage (if any) of Eligible Liabilities which that Senior Noteholder is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Transaction Agent on interest bearing Special Deposits.

E	is designed to compensate Senior Noteholders for amounts payable under the Fees Rules and is calculated by the Transaction Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Transaction Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Facility Office” means the office or offices notified by a Senior Noteholder to the Transaction Agent in writing on or before the date it becomes a Senior Noteholder (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union; and

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7	If requested by the Transaction Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Transaction Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8	Each Senior Noteholder shall supply any information required by the Transaction Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Senior Noteholder shall supply the following information on or prior to the date on which it becomes a Senior Noteholder:

8.1	the jurisdiction of its Facility Office; and

8.2	any other information that the Agent may reasonably require for such purpose.

Each Senior Noteholder shall promptly notify the Transaction Agent of any change to the information provided by it pursuant to this paragraph.

9	The percentages of each Senior Noteholder for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Transaction Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Senior Noteholder notifies the Transaction Agent to the contrary, each Senior Noteholder’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10	The Transaction Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Senior Noteholder and shall be entitled to assume that the information provided by any Senior Noteholder or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11	The Transaction Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Senior Noteholders on the basis of the Additional Cost Rate for each Senior Noteholder based on the information provided by each Senior Noteholder and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12	Any determination by the Transaction Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Senor Noteholder shall, in the absence of manifest error, be conclusive and binding on all Parties.

13	The Transaction Agent may from time to time, after consultation with the parties, determine and notify to all parties (including, without limitation, providing written notice to the Issuer, copied to the Issuer Cash Manager) any amendments or variations which are required to be made to the formula set out above in order to comply with any change in law or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

Schedule 5

Form of Senior Noteholder Commitment Increase Request Notice and Senior Noteholder Acknowledgement

From:	CarFin Finance International Limited as Issuer

To:	[—] as Senior Noteholders

cc:	[—] as Registrar [—] as Issuer Cash Manager [—] as Transaction Agent [—] as Issuer Security Trustee [—] as Central Servicer

Dear Sirs

1	We refer to the Issuer Note Issuance Facility Agreement (the “Agreement”) dated [—] and made between, among others, the Issuer and the Senior Noteholders. Terms defined in the Agreement shall bear the same meaning in this Senior Noteholder Commitment Increase Request Notice.

2	We hereby give you notice, pursuant to Clause 5.1 (Increase in Senior Noteholder Commitments) of the Agreement, that we wish [further] to increase the Total Senior Noteholder Commitments as follows, subject to the terms and conditions of the Agreement and the other Transaction Documents:

2.1	[Unallocated] Senior Noteholder Commitment Increase Request Amount: [—]

2.2	[Further] Response Time: [—]

3	We hereby request that each Senior Noteholder inform us by the [Further] Response Time whether such Senior Noteholder is willing [further] to increase its Senior Noteholder Commitment, and the maximum increased amount of such Senior Noteholder’s Senior Noteholder Commitment, in accordance with Clause 5.1.3 or 5.1.5 of the Agreement.

4	The Notional Commitments as at the date of this notice are as follows:

[—]:	€[—]
[—]:	€[—]
[—]:	€[—]

5	This Senior Noteholder Commitment Increase Request Notice and any non-contractual obligations arising out of or in connection with it are governed by English Law.

Yours faithfully,

for and on behalf of CARFIN FINANCE INTERNATIONAL LIMITED

Acknowledgement of Form of Commitment Increase Request Notice

From:	[name of Senior Noteholder]

To:	CarFin Finance International Limited as Issuer

cc:	[—] as Registrar [—] as Issuer Cash Manager [—] as Transaction Agent [—] as Security Trustee [—] as Central Servicer

Dear Sirs

1	[We[, name of Senior Noteholder] confirm that we are willing [further] to increase our Senior Noteholder Commitment by the following amount:

[—]]

2	[We[, name of Senior Noteholder] confirm that we are not willing to increase our Senior Noteholder Commitment]

Yours faithfully,

for and on behalf of [Name of Senior Noteholder]

Schedule 6

Selling Restrictions

1	General

No action has been or will be taken in any jurisdiction by the Issuer that would permit a public offering of the Senior Note or Senior Advances or possession or distribution of any offering material in relation to the Senior Note or Senior Advances, in any country or jurisdiction where action for that purpose is required.

2	United States

To the extent that the Senior Notes are securities as defined in Section 2(a)(1) of the Securities Act of 1933 then the following selling restrictions apply.

2.1	No registration under the United States Securities Act of 1933, as amended (the “Securities Act”)

(a)	The Senior Note or Senior Advances have not been and will not be registered under the Securities Act, or the securities laws of any state of the United States or jurisdiction and, subject to certain exceptions, may not be offered and sold within the United States or to or for the benefit of US persons, as defined under Regulation S under the Securities Act (“Regulation S”). In addition, the Issuer has not been and will not be registered as an investment company under the United States Investment Company Act of 1940, as amended.

(b)	Unless and to the extent otherwise expressly agreed with the Issuer, the Senior Note and Senior Advances may be offered and sold only outside the United States pursuant to and in reliance upon Regulation S to, or for the account or benefit of, persons who are not U.S. Persons (as defined in Regulation S) in Offshore Transactions (as defined in Regulation S).

2.2	Compliance by Issuer with United States securities laws

The Issuer represents, warrants and agrees that:

(i)	neither it nor any of its affiliates (including any person acting on behalf of the Issuer or any of its affiliates) has offered or sold, or will offer or sell, any Senior Note or Senior Advances in any circumstances which would require the registration of any of the Senior Notes under the Securities Act;

(ii)	neither the Issuer nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Senior Note or Senior Advances;

(iii)	neither the Issuer nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in connection with any offer or sale of the Senior Note or Senior Advances in the United States; and

(iv)	it is a “foreign issuer” (as such term is defined in Regulation S) which reasonably believes that there is no “substantial US market interest” (as such term is defined in Regulation S) in its debt securities (as defined in Regulation S).

2.3	Interpretation

Terms used in paragraphs 2.1 and 2.2 above have the meanings given to them by Regulation S under the Securities Act.

Schedule 7

Form of Transfer of Senior Note Principal Amount Outstanding and/or Senior

Noteholder Commitment

To:	[—] as Issuer

To:	[—] as Issuer Cash Manager (on behalf of the Issuer)

To:	[—] as Transaction Agent

To:	[—] as Registrar

To:	[—] as Central Servicer

We refer to:

(1)	the Issuer Note Issuance Facility Agreement dated [—] and made between, amongst others, the Initial Senior Noteholders, the Issuer and the Transaction Agent (such terms as defined therein); and

(2)	the variable funding note issued as of [—] with Serial Number [—] (the “Senior Note”) of CarFin Finance International Limited.

For Value Received                                                                   being the Registered Holder of a Senior Note, hereby transfers to

of

•	€[—] in Senior Note Principal Amount Outstanding

•	€[—] in Senior Noteholder Commitment

•	in consideration of €[—] as the purchase price payable

[We irrevocably request and authorise [—] (the “Registrar”), in its capacity as registrar in relation to the Senior Note (or any successor) to record the transfer of Senior Note Principal Amount Outstanding by means of appropriate entries in the register kept by it.][Delete if transfer of Senior Noteholder Commitment only]

Location of branch of Transferee Senior Noteholder: [—]

The Transferee Senior Noteholder confirms that it is a Qualifying Senior Noteholder and, in the case of a Senior Noteholder who satisfies the condition in paragraph A of the definition of “Qualifying Senior Noteholder”, it has completed and attached a Quoted Eurobond WHT Form.

Dated: [—]

By:
(duly authorised)
[Name of Transferor Senior Noteholder]

Dated: [—]

By:
(duly authorised)
[Name of Transferee Senior Noteholder]

Acknowledged by the Registrar:

Dated: [—]

[Registrar]

By:

Schedule 8

Form of the Register

Register for each Senior Note

Number	Date of Issuance	Senior Noteholder Name	Senior Noteholder Address and bank account details for payment	Senior Noteholder Group	Initial Principal Amount	Date of transfer of Senior Note Principal Amount Outstanding	Date, Amount and Reference Number of each Senior Note Advance	Senior Note Principal Amount Outstanding after Senior Note Advance	Date of Repayment Prepayment or transfer of Senior Note Principal Amount Outstanding	Senior Note Principal Amount Outstanding after Repayment, Prepayment or Transfer	Date of payment of interest on Senior Note and Amount of interest

Schedule 9

Quoted Eurobond WHT Form

Interest on Quoted Eurobonds

Declaration of residence outside Ireland for the purposes of

Section 64(7) Taxes Consolidation Act 19973

Before completing this declaration, please consult the notes overleaf in relation to residence.

Declaration on own behalf

I/we/the company* declare that I am/we are/the company* is beneficially entitled to the interest in respect of which this declaration is made and that

•	I am/we are/the company is* not resident in Ireland, and

•	should I/we/the company* become resident in Ireland I will/we will* so inform you, in writing, accordingly.

*	Delete as appropriate

Declaration on behalf of beneficial owner2

I/we/the company* being the person to whom the interest is payable declare:

•	that the person(s) named below is/are beneficially entitled to the interest to which this declaration refers;

•	that the person(s) who is/are beneficially entitled to the interest is/are not resident in Ireland; and

•	I/we/the company* will inform you in writing if I/we/the company* become aware that the beneficial owner(s) of the interest becomes resident in Ireland.

*	Delete as appropriate

Name and address of beneficial owner:

Country of residence:

Name and address of the person to whom the interest is payable on behalf of the beneficial owner, (where applicable):

[5]Signature of declarer:	[6]Capacity:

[3]	This declaration must be made to the “relevant person”. (See overleaf for definition)
[4]	This section applies where the interest is paid to a nominee, agent or trustee on behalf of the beneficial owner.

IMPORTANT NOTES

This is a Revenue authorised declaration. It is subject to inspection by Revenue. It is an offence to make a false declaration.

A relevant person is:

(a)	the person by or through whom the interest is paid, or

(b)	a banker or any other person in the State who receives or obtains payment of Eurobond interest for another person by means of presenting coupons, or

(c)	a bank in the state which sells or otherwise realises coupons and pays over the proceeds to another person or carries them into an account for another person, or

(d)	a dealer in coupons who purchases coupons.

Residence - Individual

An individual will be regarded as being resident in Ireland for a tax year if s/he:

1.	spends 183 days or more in the State in that tax year; and

2.	has a combined presence of 280 days in the State, taking into account the number of days spent in the State in that tax year together with the number of days spent in the State in the preceding year.

Presence in a tax year by an individual of not more than 30 days in the State will not be reckoned for the purpose of applying the two-year test. Presence in the State for a day means the personal presence of an individual at the end of the day (midnight). From 1 January 2009, presence in the State for a day means the personal presence of an individual at any time during the day.

Residence – Company

A company which has its central management and control in Ireland (the State) is resident in the State irrespective of where it is incorporated. A company which does not have its central management and control in Ireland but which is incorporated in the State is resident in the State except where:

•	the company or a related company carries on a trade in the State, and either the company is ultimately controlled by persons resident in EU Member States or countries with which the Republic of Ireland has a double taxation treaty, or the company or a related company are quoted companies on a recognised Stock Exchange in the EU or in a tax treaty country; or

•	the company is regarded as not resident in the State under a double taxation treaty between the Republic of Ireland and another country.

It should be noted that the determination of a company’s residence for tax purposes can be complex in certain cases and declarants are referred to the specific legislative provisions which are contained in section 23A Taxes Consolidation Act, 1997.

[5]	This declaration must be signed by either the beneficial owner or the person to whom the interest is payable on behalf of the beneficial owner. In the case of a company the declaration must be signed by the company secretary or other such authorised officer. Where the declaration is signed under power of attorney, a copy of the power of attorney must be furnished in support of the signature.
[6]	State whether you are signing as beneficial owner or as the person to whom the interest is payable on behalf of the beneficial owner.

EXECUTION PAGE

Issuer

SIGNED by a duly authorised attorney of

CARFIN FINANCE INTERNATIONAL LIMITED

By:	/s/ Karen Mc Crave
Name:	Karen Mc Crave
Title:	Authorised Signatory

Issuer Security Trustee

SIGNED by

DEUTSCHE TRUSTEE COMPANY LIMITED

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Associate Director

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Associate Director

Issuer Cash Manager

SIGNED by

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Associate Director

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Associate Director

A14489132

Transaction Agent

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

Registrar

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Associate Director

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Associate Director

Initial Senior Noteholder

For and on behalf of

BANK OF AMERICA NATIONAL ASSOCIATION,

LONDON BRANCH (as an Initial Senior Noteholder)

By:	/s/ Matthias Baltes

Authorised Signatory:

A14489132

Initial Senior Noteholder

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (as an Initial Senior Noteholder)

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

Initial Senior Noteholder

DEUTSCHE BANK AG, LONDON BRANCH (as an Initial Senior Noteholder)

By:	/s/ Varun Khanna
Name:	Varun Khanna
Title:	Director

By:	/s/ Nadine Resha
Name:	Nadine Resha
Title:

Initial Senior Noteholder

NATIXIS (as an Initial Senior Noteholder)

By:	/s/ Emmanuel Lefort
Name:	Emmanuel Lefort
Title:	Head of GSCS Europe

A14489132

Initial Senior Noteholder

SCOTIABANK EUROPE PLC (as an Initial Senior Noteholder)

By:	/s/ John O’Connor
Name:	John O’Connor
Title:	Head of Credit Administration

By:	/s/ Steve Caller
Name:	Steve Caller
Title:	Manager, Credit Administration

A14489132